Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into as of December 14, 2022, by and among Greenfire Resources Ltd., an Alberta corporation (“PubCo”), M3-Brigade Acquisition Corp. III, a Delaware corporation (“MBSC”), and the undersigned (“Subscriber”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Business Combination Agreement, to be entered into as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), among PubCo, MBSC, Greenfire Resources Inc., an Alberta corporation (the “Company”), and the other parties named therein, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase (a) subject to the PubCo Common Share Subscription Alternative in Section 1.3, from MBSC, that number of MBSC Class A common shares, par value $0.0001 per share (the “Common Shares”), set forth on the signature page hereto (the “Acquired Shares”), for a purchase price of $10.10 per share (the “Common Per Share Price”) and the aggregate purchase price set forth on the signature page hereto (the “Common Purchase Price”), and/or (b) from PubCo, $50,000,000 aggregate principal amount of PubCo’s 9.00% Convertible Senior Notes due 2028 (the “Notes” and, together with the Acquired Shares (and/or, in the circumstances contemplated by Section 1.3, Alternative Election PubCo Common Shares), the “Acquired Securities”) pursuant to an indenture substantially in the form attached hereto as Annex A (the “Indenture”), for an aggregate purchase price equal to 100% of the principal amount of the Notes, as set forth on the signature page hereto (the “Notes Purchase Price” and together with the Common Purchase Price, the “Purchase Price”), and (x) MBSC desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Common Purchase Price by or on behalf of Subscriber to MBSC on or prior to the closing of the Subscription (as defined below) contemplated hereby (the “Closing”) and (y) PubCo desires to issue and sell to Subscriber the Notes in consideration of the payment of the Notes Purchase Price by or on behalf of Subscriber to PubCo on or prior to the Closing; and

WHEREAS, on the date of this Subscription Agreement and in connection with the Transactions, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9) or (12) under the Securities Act) (each, an “Other Subscriber”), are entering into a subscription agreement with MBSC (the “Other Subscription Agreements”), pursuant to which the Other Subscribers have agreed, severally and not jointly, to subscribe for and purchase, and MBSC has agreed to issue and sell to the Other Subscribers, on the Closing Date (as defined below), (A) an aggregate amount of [●] Common Shares at the Common Per Share Price, with an aggregate purchase price of $[●] and (B) $[●] aggregate principal amount of Notes.

1

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Subscription.

1.1.	Acquired Securities Subscription. Subject to the terms and conditions hereof, at the Closing, (a) Subscriber hereby agrees to subscribe for and purchase from MBSC, and MBSC hereby agrees to issue and sell to Subscriber, upon the payment of the Common Purchase Price, the Acquired Shares and/or (b) Subscriber hereby agrees to subscribe for and purchase from PubCo, and PubCo hereby agrees to issue and sell to Subscriber, upon the payment of the Notes Purchase Price, the Notes (such subscriptions and issuances, the “Subscription”), as applicable.

1.2.	Common Shares; Common Purchase Price Alternative. Notwithstanding the foregoing Section 1.1, at Subscriber’s option in its sole discretion, Subscriber may elect to pay all or a portion of the Common Purchase Price by requesting the Company to seek an amendment to the warrants issued pursuant to the Warrant Agreement, dated August 12, 2021, by and between the Company (formerly GAC Holdco Inc.), as issuer, and The Bank of New York Mellon, as warrant agent, as it may be amended, supplemented or modified from time to time (the “Greenfire Warrants”), and negotiating and executing other documentation, as applicable, with PubCo and the Company, in each case on terms reasonably acceptable to PubCo and the Company, to (i) increase the aggregate exercise price of such Greenfire Warrants by the applicable portion of the Common Purchase Price and (ii) provide for the issuance of common shares in the capital of PubCo (“PubCo Common Shares”) upon the exercise of such Greenfire Warrants and payment of such exercise price, which exercise shall be substantially concurrent with the consummation of the Transactions. Subscriber acknowledges that any amendment to the terms of the existing Greenfire Warrants requires the consent of the holders thereof in accordance with the terms of the applicable Warrant Agreement, and MBSC shall not be responsible for obtaining any such consent. If Subscriber elects to subscribe for PubCo Common Shares in accordance with the foregoing, Subscriber shall notify PubCo not less than five (5) business days prior to the Closing Date of its election to do so, whereupon the parties hereto shall endeavor in good faith to cause amendments to the Greenfire Warrants to such effect and other applicable documentation to be executed in order to give effect to the foregoing election by Subscriber.

1.3.	PubCo Common Share Subscription Alternative. Notwithstanding the foregoing Section 1.1 or anything else to the contrary in this Agreement, at MBSC’s option in its sole discretion, MBSC may elect that any portion of the Acquired Shares will be PubCo Common Shares rather than Common Shares (such shares the “Alternative Election PubCo Common Shares” and such election the “PubCo Common Share Election”). If MBSC makes a PubCo Common Share Election, the aggregate amount of Alternative Election PubCo Common Shares to be issued and sold pursuant to this Agreement and PubCo Common Shares to be issued and sold pursuant to the Other Subscription Agreements, pursuant to a similar election, will be allocated pro rata among the Subscriber and the Other Subscribers according to their respective Subscriptions of Common Shares If MBSC elects to make a PubCo Common Share Election in accordance with the foregoing, MBSC shall notify Subscriber not less than five (5) business days prior to the Closing Date of such election, whereupon the parties hereto shall endeavor in good faith to execute applicable documentation in order to give effect to such PubCo Common Share Election.

2

2.	Settlement Date and Delivery.

2.1.	Closing. The Closing shall occur on the same day, and substantially concurrent with but immediately preceding, consummation of the Transactions (the date of the Closing, the “Closing Date”) subject to the terms and conditions set forth herein. Not less than five (5) business days prior to the anticipated Closing Date, PubCo shall provide written notice to Subscriber (the “Closing Notice”) of such anticipated Closing Date. Subscriber shall deliver on or before two (2) business days prior to the anticipated Closing Date the Purchase Price for the Acquired Securities by wire transfer of U.S. dollars in immediately available funds to the escrow accounts specified by PubCo and MBSC, as applicable, in the Closing Notice, to be held by the escrow agent until the Closing; provided, further, that, in any event, Subscriber will deliver the Common Purchase Price in respect of the Acquired Shares to MBSC prior to the MBSC meeting of shareholders in connection with the Transactions. On the Closing Date, (A) PubCo shall deliver to Subscriber (1) the Notes in book-entry form, delivered in global form through the facilities of The Depository Trust Company (“DTC”), in each case free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, the Lock-Up Agreement (as defined in the Business Combination Agreement), if applicable, the Investor Rights Agreement (as defined in the Business Combination Agreement) or applicable state or federal securities laws), to the account(s) specified by Subscriber or to a custodian designated by Subscriber, in the name of Subscriber or its nominee (or the nominee of DTC), as applicable, in each case in accordance with Subscriber’s delivery instructions, and (2) evidence showing Subscriber as beneficial owner of the Notes on and as of the Closing Date and (B) MBSC and/or, where Alternative Election PubCo Common Shares are issued, PubCo, shall deliver to Subscriber (1) the Acquired Shares in book-entry form, in each case free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, the Lock-Up Agreement (as defined in the Business Combination Agreement), if applicable, the Investor Rights Agreement (as defined in the Business Combination Agreement) or applicable state, federal or provincial securities laws), to the account(s) specified by Subscriber or to a custodian designated by Subscriber, in the name of Subscriber or its nominee, as applicable, in each case in accordance with Subscriber’s delivery instructions, and (2) a copy of the records of MBSC’s transfer agent (the “Transfer Agent”) or other evidence showing Subscriber as the beneficial owner of the Acquired Shares on and as of the Closing Date. On the Closing Date or as soon as practicable following the Closing Date, PubCo and MBSC, as applicable, shall have duly paid any transfer taxes payable in connection with the sale of the Acquired Securities. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, or Calgary, Alberta, are authorized or required by law to close. Each book-entry for the Acquired Shares and the Underlying Shares (as defined below) shall contain a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

3

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (I) THE CLOSING DATE, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY CANADIAN PROVINCE OR TERRITORY.

In the event the consummation of the Transactions does not occur within three (3) business days after the anticipated Closing Date identified in the Closing Notice, PubCo and MBSC shall cause the escrow agent to promptly (but not later than two (2) business days thereafter) return the Notes Purchase Price and the Common Purchase Price, as applicable, to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed canceled. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date specified in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 2.2 or 2.3 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement has been terminated in accordance with its terms, Subscriber shall remain obligated (A) to redeliver the funds to PubCo and MBSC in escrow following PubCo’s and MBSC’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2.

2.2.	Conditions to Closing of PubCo and MBSC. PubCo’s and MBSC’s respective obligations to sell and issue the Acquired Securities at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(a)	Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 3.3 shall be true and correct in all material respects as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Subscriber Material Adverse Effect” (as defined in Section 3.3(b) below) or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Subscriber Material Adverse Effect.

(b)	Closing of the Transactions. All conditions precedent to the closing of the Transactions set forth in the Business Combination Agreement, including the approval of MBSC’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Transactions, but subject to the satisfaction or waiver thereof), and the closing of the Transactions shall be scheduled to occur on the Closing Date substantially concurrently with but immediately following the Closing.

4

(c)	Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award (whether temporary, preliminary or permanent), in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(d)	Performance and Compliance under Subscription Agreement. Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Subscriber to consummate the Closing.

(e)	IRS Forms. Prior to or at the Closing, Subscriber shall have delivered to PubCo and MBSC a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

2.3.	Conditions to Closing of Subscriber. Subscriber’s obligation to subscribe for and purchase the Acquired Securities at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(a)	Representations and Warranties Correct. The representations and warranties made by PubCo in Section 3.1 and MBSC in Section 3.2 shall be true and correct in all respects as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or PubCo Material Adverse Effect (as defined in Section 3.1(d) below) or MBSC Material Adverse Effect (as defined in Section 3.2(d) below) or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a PubCo Material Adverse Effect or a MBSC Material Adverse Effect; provided however, that the representations and warranties in Sections 3.2(c), Section 3.2(e) and 3.2(f) shall be true and correct in all material respects on the date hereof and the Closing Date. The representations and warranties made by the Company in Section 5.1 (Organization and Qualification), Section 5.2 (Capitalization of the Group Companies) and Section 5.3 (Authority) of the Business Combination Agreement shall be true and correct in all material respects; except for inaccuracies or the failure of such representation and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or PubCo Material Adverse Effect (as defined in Section 3.1(d) below)) would not materially affect the interests of (or negatively impact) the Subscriber.

5

(b)	Closing of the Transactions. All conditions precedent to the closing of the Transactions set forth in the Business Combination Agreement, including the approval of MBSC’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Transactions, but subject to the satisfaction or waiver thereof) and the closing of the Transactions shall be scheduled to occur on the Closing Date substantially concurrently with but immediately following the Closing.

(c)	Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(d)	Performance and Compliance under Subscription Agreement. PubCo and MBSC shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of PubCo and MBSC to consummate the Closing.

(e)	Business Combination Agreement. Subscriber shall have received an execution copy or final form of the Business Combination Agreement. The terms of the Business Combination Agreement shall not have been amended, modified or waived in a manner that would reasonably be expected to be materially adverse to the economic benefits Subscriber would reasonably expect to receive under this Subscription Agreement or the Transactions, unless Subscriber has previously consented in writing to such amendment, modification or waiver.

(f)	Other Subscription Agreements; Backstop Equity Financing. Subscriber shall have received execution copies or final forms of the Other Subscription Agreements and any agreements with respect to Backstop Equity Financing (as defined in the Business Combination Agreement). If an Other Subscription Agreement (or other agreement for the purchase or acquisition of PubCo or MBSC securities, including common shares) contains more favorable terms and/or conditions, including economic benefits, to the subscriber thereunder, than the terms and/or conditions contained in this Subscription Agreement (other than with respect to the limit on reasonable and documented out-of-pocket legal, accounting and diligence fees and expenses of Subscriber pursuant to Section 9.1(g)), then the terms and conditions of this Subscription Agreement shall be, without any further action by the Subscriber, PubCo or MBSC, automatically amended and modified in an economically and legally equivalent manner such that the Subscriber shall receive the benefit of such more favorable terms and/or conditions (as the case may be) set forth in such other agreement. PubCo will notify the Subscriber within three calendar days following the entry into such agreement of any such amended or modified term or condition; provided that the Subscriber may elect not to accept the benefit of any or all of such amended or modified terms or conditions, in which event any such terms or conditions not accepted shall be deemed not to have amended or modified this Subscription Agreement.

6

(g)	Investor Rights Agreement. Subscriber shall have received an execution copy or final form of the Investor Rights Agreement (as defined in the Business Combination Agreement), providing for registration rights on terms reasonably satisfactory to Subscriber.

(h)	Indenture and Notes. The Indenture shall have been duly executed and delivered by a duly authorized officer of PubCo, each of the Guarantors (as defined in the Indenture) and the Trustee (as defined in the Indenture), the Notes shall have been duly executed and delivered by a duly authorized officer of PubCo and duly authenticated by the Trustee (as defined in the Indenture), and Subscriber shall have received evidence of the foregoing.

(i)	DTC Clearance. The Notes shall be eligible for clearance and settlement through DTC.

3.	Representations, Warranties and Agreements.

3.1.	PubCo’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Acquired Securities, PubCo hereby represents and warrants to Subscriber as follows:

(a)	PubCo is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Alberta. PubCo has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)	The Notes, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be duly authorized and validly issued, will constitute valid and binding obligations of PubCo, enforceable against PubCo in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity relating to enforceability (including that availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought) (collectively, “Enforceability Exceptions”), and will be issued in compliance with all applicable state, provincial and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or PubCo’s organizational documents (as in effect at such time of issuance).

(I) Any Alternative Election PubCo Common Shares and (II) the PubCo Common Shares issuable upon conversion of the Notes (the “Underlying Shares”), when issued in accordance with the terms of the Indenture, in each case, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens (other than those arising under this Subscription Agreement or applicable state, provincial or federal securities laws), and issued in compliance with all applicable state, provincial and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or PubCo’s organizational documents (as in effect at such time of issuance).

7

(c)	PubCo has all requisite corporate power and authority to execute and deliver this Subscription Agreement and to consummate the transactions contemplated hereby. This Subscription Agreement has been duly authorized, executed and delivered by PubCo and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber and MBSC, is the valid and binding obligation of PubCo and is enforceable against it in accordance with its terms, subject to applicable Enforceability Exceptions.

(d)	The execution, delivery and performance of this Subscription Agreement (including compliance by PubCo with all of the provisions hereof), issuance and sale of the Acquired Securities and the consummation of the other transactions contemplated herein do not (i) conflict with or result in any breach of any provision of PubCo’s organizational documents (subject to receipt of the approvals required to consummate the Transactions as provided under the Business Combination Agreement), (ii) violate any applicable law of any governmental authority having jurisdiction over PubCo, (iii) require any consent of or other action by any person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any contract to which PubCo is a party or by which any of their respective properties or assets may be bound or affected or (iv) result in the creation or imposition of any lien on any assets of PubCo, except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of PubCo and its subsidiaries, taken as a whole (a “PubCo Material Adverse Effect”) or materially affect the validity of the Acquired Securities or the legal authority of PubCo to comply in all material respects with the terms of this Subscription Agreement.

(e)	As of the date hereof, the authorized share capital of PubCo consists of (i) unlimited PubCo Common, of which one (1) share is issued and outstanding, and (ii) unlimited preferred shares issuable in series, of which no shares are issued and outstanding (clauses (i) and (ii) collectively, the “PubCo Equity Securities”). The foregoing represents all of the issued and outstanding PubCo Equity Securities as of the date of this Subscription Agreement. All issued and outstanding PubCo Equity Securities have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, PubCo has no outstanding indebtedness.

8

(f)	Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 3.3, in connection with the offer, sale and delivery of the Acquired Securities in the manner contemplated by this Subscription Agreement, (i) no registration under the Securities Act is required for the offer and sale of the Notes (including any Underlying Shares) or Alternative Election PubCo Common Shares by PubCo to Subscriber, (ii) the Notes (including any Underlying Shares) or Alternative Election PubCo Common Shares were not offered to Subscriber by any form of general solicitation or general advertising (iii) to PubCo’s knowledge the Notes (including any Underlying Shares) or Alternative Election PubCo Common Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws and (iv) PubCo has complied with applicable Canadian securities laws in connection with the offer, sale and issuance of the Acquired Securities, as applicable.

(g)	Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a PubCo Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of PubCo, threatened against PubCo or (ii) judgment, decree, injunction, ruling or order of any governmental authority outstanding against PubCo.

(h)	There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or threatened against or affecting PubCo or any of PubCo’s properties or rights that affects or would reasonably be expected to affect PubCo’s ability to consummate the transactions contemplated by this Subscription Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against PubCo or any of PubCo’s properties or rights that affects or would reasonably be expected to affect PubCo’s ability to consummate the transactions contemplated by this Subscription Agreement.

(i)	PubCo is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have a PubCo Material Adverse Effect. PubCo has not received any written communication from a governmental authority that alleges that PubCo is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a PubCo Material Adverse Effect.

(j)	Assuming the accuracy of the representations and warranties of MBSC set forth in Section 3.2, the accuracy of the representations and warranties of Subscriber set forth in Section 3.3 and the accuracy of the Other Subscribers’ representations and warranties set forth in the Other Subscription Agreements, PubCo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by PubCo of this Subscription Agreement (including, without limitation, the issuance of the Notes and any Underlying Shares or Alternative Election PubCo Common Shares), other than (i) the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement (as defined in the Investor Rights Agreement), (ii) the filings required by applicable state or federal securities laws, (iii) any filings or notices required by the New York Stock Exchange (the “NYSE”), (iv) the filing with the Alberta Securities Commission of the Form 45-106F1 – Report of Exempt Distribution; (v) those required to consummate the Transactions as provided under the Business Combination Agreement, and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a PubCo Material Adverse Effect.

9

(k)	The Other Subscription Agreements reflect the same terms and conditions with respect to the purchase of the Notes (or Alternative Election PubCo Common Shares, if applicable) that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement. Other than the Other Subscription Agreements and any agreements with respect to Backstop Equity Financing (as defined in the Business Combination Agreement), PubCo has not entered into any other subscription agreement or side letter relating to any subscription or purchase of any PubCo Common Shares or Notes providing for terms and conditions that are economically or otherwise more favorable for the applicable other subscriber than the Subscriber hereunder.

3.2.	MBSC’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Acquired Securities, MBSC hereby represents and warrants to Subscriber as follows:

(a)	MBSC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. MBSC has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)	The Acquired Shares, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens (other than those arising under this Subscription Agreement or applicable state, provincial or federal securities laws), and issued in compliance with all applicable state, provincial and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or MBSC’s organizational documents (as in effect at such time of issuance).

(c)	MBSC has all requisite corporate power and authority to execute and deliver this Subscription Agreement and to consummate the transactions contemplated hereby. This Subscription Agreement has been duly authorized, executed and delivered by MBSC and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber and PubCo, is the valid and binding obligation of MBSC and is enforceable against it in accordance with its terms, subject to applicable Enforceability Exceptions.

(d)	The execution, delivery and performance of this Subscription Agreement (including compliance by MBSC with all of the provisions hereof), issuance and sale of the Acquired Securities and the consummation of the other transactions contemplated herein do not (i) conflict with or result in any breach of any provision of MBSC’s organizational documents (subject to receipt of the approvals required to consummate the Transactions as provided under the Business Combination Agreement), (ii) violate any applicable law of any governmental authority having jurisdiction over MBSC, (iii) require any consent of or other action by any person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any contract to which MBSC is a party or by which any of their respective properties or assets may be bound or affected or (iv) result in the creation or imposition of any lien on any assets of MBSC, except, in the case of clauses (ii), (iii) or (iv), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of MBSC and its subsidiaries, taken as a whole (a “MBSC Material Adverse Effect”) or materially affect the legal authority of MBSC to comply in all material respects with the terms of this Subscription Agreement.

10

(e)	As of the date hereof, the authorized share capital of MBSC is 551,000,000 consisting of: (i) 500,000,000 shares of Common Shares, of which 30,000,000 shares are issued and outstanding, (ii) 50,000,000 shares of Class B common stock, par value $0.0001, of which 7,500,000 shares are issued and outstanding, and (iii) 1,000,000 shares of blank check preferred stock, par value $0.0001, of which no shares are issued and outstanding (clauses (i), (ii) and (iii) collectively, the “MBSC Securities”). The foregoing represents all of the issued and outstanding MBSC Securities as of the date of this Subscription Agreement. All issued and outstanding MBSC Securities have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, 10,000,000 public warrants of MBSC and 7,526,667 private placement warrants of MBSC are issued and outstanding (collectively, the “MBSC Warrants”). All outstanding MBSC Warrants have been duly authorized and validly issued and constitute valid and binding obligations of MBSC, enforceable against MBSC in accordance with their terms, subject to applicable Enforceability Exceptions.

(f)	The issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the NYSE under the symbol “MBSC.” Except as disclosed in the SPAC SEC Reports (as defined in the Business Combination Agreement), MBSC is in compliance with the rules of the NYSE, and there is no suit, action, proceeding or investigation pending or, to the knowledge of MBSC, threatened against MBSC by the NYSE or the SEC with respect to any intention to deregister the Common Shares or terminate the listing of the Common Shares on the NYSE. MBSC has taken no action in an attempt to terminate the registration of the Common Shares under the Exchange Act.

(g)	Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 3.3, in connection with the offer, sale and delivery of the Acquired Securities in the manner contemplated by this Subscription Agreement, (i) no registration under the Securities Act is required for the offer and sale of the Acquired Shares by MBSC to Subscriber, (ii) the Acquired Shares were not offered to Subscriber by any form of general solicitation or general advertising and (iii) to MBSC’s knowledge the Acquired Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h)	Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a MBSC Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of MBSC, threatened against MBSC or (ii) judgment, decree, injunction, ruling or order of any governmental authority outstanding against MBSC.

(i)	There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or threatened against or affecting MBSC or any of MBSC’s properties or rights that affects or would reasonably be expected to affect MBSC’s ability to consummate the transactions contemplated by this Subscription Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against MBSC or any of MBSC’s properties or rights that affects or would reasonably be expected to affect MBSC’s ability to consummate the transactions contemplated by this Subscription Agreement.

(j)	MBSC is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have a MBSC Material Adverse Effect. MBSC has not received any written communication from a governmental authority that alleges that MBSC is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a MBSC Material Adverse Effect.

11

(k)	Assuming the accuracy of the representations and warranties of PubCo set forth in Section 3.1, the accuracy of the representations and warranties of Subscriber set forth in Section 3.3, the accuracy of the Other Subscribers’ representations and warranties set forth in the Other Subscription Agreements , MBSC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by MBSC of this Subscription Agreement (including, without limitation, the issuance of the Acquired Securities and any Underlying Shares), other than (i) the filing with the SEC of the Registration Statement (as defined in the Investor Rights Agreement), (ii) the filings required by applicable state or federal securities laws, (iii) any filings or notices required by the NYSE, (iv) those required to consummate the Transactions as provided under the Business Combination Agreement, and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a MBSC Material Adverse Effect.

(l)	Neither MBSC nor any person acting on its behalf is under any obligation to pay any broker’s fee or finder’s fee or other fee or commission in connection with the sale of the Acquired Securities.

(m)	The Other Subscription Agreements reflect the same Common Per Share Price and other terms and conditions with respect to the purchase of the Acquired Shares that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement. Other than the Other Subscription Agreements and any agreements with respect to Backstop Equity Financing (as defined in the Business Combination Agreement), MBSC has not entered into any other subscription agreement or side letter relating to any subscription or purchase of any Common Shares or debt securities of MBSC providing for terms and conditions that are economically or otherwise more favorable for the applicable other subscriber than the Subscriber hereunder.

3.3.	Subscriber’s Representations, Warranties and Agreements. To induce PubCo and MBSC to issue the Acquired Securities to Subscriber, Subscriber hereby represents and warrants to PubCo and MBSC and acknowledges and agrees with PubCo and MBSC as follows:

(a)	Subscriber has been duly formed incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)	The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not (i) constitute or result in a breach or default under or conflict with (i) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement (a “Subscriber Material Adverse Effect”) or (ii) violate any provisions of Subscriber’s organizational documents, including, without limitation, its articles of incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable.

12

(c)	Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9) or (12) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Acquired Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgments, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Securities. Subscriber is an “institutional account” as defined in FINRA Rule 4512(c) or an entity that meets an exemption from filing under FINRA Rule 5123(b)(1)(A), (B), (C), (D), (E) or (J).

(d)	If the Subscriber is a resident in Canada, or otherwise subject to applicable securities laws of a Canadian jurisdiction, then it is an “accredited investor” as such term is defined in National Instrument 45-106 – Prospectus Exemptions or section 73.3(1) of the Securities Act (Ontario), as applicable, and has completed, executed and delivered to PubCo and MBSC the Canadian Accredited Investor Representation Letter in the form attached hereto as Schedule II (including Exhibit A to Schedule II and all appendices thereto) indicating that the Subscriber fits within one of the prospectus exemption categories under applicable provincial securities laws as set forth therein, and confirms the truth and accuracy of all representations, warranties and covenants made in such certificate as of the date of this Agreement and as of the Closing Date.

(e)	Subscriber acknowledges and agrees that the Acquired Securities (including any Underlying Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Securities (and any Underlying Shares) have not been registered under the Securities Act or qualified for distribution to the public under applicable securities laws in Canada, and that any certificates representing the Acquired Shares (and any Underlying Shares) shall contain the legends set forth in Section 2.1. Subscriber acknowledges and agrees that the Acquired Securities (and any Underlying Shares) may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act or until PubCo becomes a reporting issuer under applicable securities legislation in Canada and certain other conditions are satisfied, except (i) to PubCo or a subsidiary thereof, (ii) in an offshore transaction within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act and, in some cases, one of the limited exemptions from the prospectus requirements under applicable securities laws in Canada. Subscriber acknowledges and agrees that the Acquired Securities (and any Underlying Shares) will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Securities (and any Underlying Shares) and may be required to bear the financial risk of an investment in the Acquired Securities (and any Underlying Shares) for an indefinite period of time. Subscriber acknowledges that the Acquired Securities (and any Underlying Shares) will not be eligible for resale pursuant to Rule 144 promulgated under the Securities Act until at least one year from the filing of “Form 10 information” with the SEC after the Closing Date. The Subscriber acknowledges that PubCo is not now a “reporting issuer” under the securities laws of any jurisdiction of Canada, that PubCo has no obligation to become a reporting issuer in Canada and that there is no guarantee that it will become a reporting issuer in Canada in the future; and the Subscriber further acknowledges that as a result of PubCo not being a reporting issuer in Canada, the Common Shares will be subject to an indefinite restriction on resale (i.e. “hold period”) in Canada and the hold period under applicable securities legislation in Canada will not commence until PubCo becomes a “reporting issuer” in a jurisdiction of Canada, which it has no obligation to become. Subscriber acknowledges and agrees that it has been advised to consult Canadian and U.S. legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Securities (and any Underlying Shares). The Subscriber acknowledges that it has received written notice that for the purposes of applicable securities laws in Canada, the Acquired Securities (and any Underlying Shares) will be subject to the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (I) THE CLOSING DATE, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY CANADIAN PROVINCE OR TERRITORY.

13

(f)	Subscriber acknowledges and agrees that Subscriber is purchasing the Acquired Securities (including any Underlying Shares) directly from PubCo. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by PubCo, MBSC, or their respective affiliates or any of their respective officers, directors, partners, members, managers or employees, expressly or by implication, other than those representations, warranties, covenants and agreements of the PubCo and MBSC included in this Subscription Agreement.

(g)	If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that (i) neither PubCo nor MBSC, nor any of its respective affiliates (the “Transactions Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Securities, and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Securities and (ii) none of the acquisition, holding and/or transfer or disposition of the Acquired Securities will result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code or any similar law or regulation.

(h)	In making its decision to subscribe for and purchase the Acquired Securities, Subscriber has relied solely upon independent investigation made by Subscriber and has not relied on any statements or other information provided by PubCo, MBSC or the Company, any of their respective affiliates or any of their respective control persons, officers, directors, partners, members, managers or employees concerning PubCo, MBSC, the Company, their respective affiliates, the Transactions or the Acquired Securities. Subscriber acknowledges and agrees that Subscriber has had access to, and an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Securities, including with respect to PubCo, MBSC, the Company, and the Transactions. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Securities. Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty with respect to its acquisition of the Acquired Securities made by any person, including, without limitation, PubCo, MBSC or the Company, except for the statements, representations and warranties of PubCo and MBSC contained in this Subscription Agreement. Subscriber further acknowledges and agrees that the information provided to Subscriber (other than, for the avoidance of doubt, the information expressly set forth in the representations and warranties made by PubCo and MBSC herein) is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information, shall in no way affect Subscriber’s obligations under this Subscription Agreement (including, without limitation, to purchase the Acquired Securities); provided however, that this Section 3.3(h) shall in no way limit the applicability of the representations, warranties, statements or provisions of any existing agreement between Subscriber or any of its affiliates and the Company or any of its affiliates, including with respect to the Greenfire Warrants or any commercial relationship between Subscriber or any of its affiliates and the Company or any of its affiliates.

14

(i)	Subscriber became aware of this offering of the Acquired Securities solely by means of direct contact from PubCo or MBSC, and the Acquired Securities were offered to Subscriber solely by direct contact between Subscriber and PubCo or MBSC. Subscriber did not become aware of this offering of the Acquired Securities, nor were the Acquired Securities offered to Subscriber, by any other means. Subscriber acknowledges that PubCo represents and warrants that the Acquired Securities (including any Underlying Shares) (i) were not offered to Subscriber by any form of general solicitation or general advertising and (ii) to PubCo’s knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j)	Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Securities. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Securities, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement (except for any tax liabilities to Subscriber arising by virtue of a breach of this Subscription Agreement by PubCo or MBSC), and that neither PubCo nor MBSC has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(k)	Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Securities and determined that the Acquired Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in PubCo. Subscriber acknowledges specifically that a possibility of total loss exists.

(l)	Subscriber acknowledges and agrees that no federal, provincial, territorial or state agency has passed upon or endorsed the merits of the offering of the Acquired Securities or made any findings or determination as to the fairness of this investment.

15

(m)	Neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Acquired Securities nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of PubCo’s representations and warranties contained herein.

(n)	Neither Subscriber nor, to the knowledge of Subscriber, any of its officers, directors, (or managers of U.S. limited liability companies, or its equivalent thereof under Canadian corporate laws), managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) directly or indirectly owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Russia, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Securities were legally derived. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law.

(o)	To the knowledge of Subscriber, no foreign person (as defined in Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and all rules and regulations issued and effective thereunder (together, the “DPA”)) in which the national or subnational governments of a single foreign state have a “substantial interest” (as defined in the DPA) will acquire a “substantial interest” (as defined in the DPA) in PubCo solely as a result of the purchase of Acquired Securities by Subscriber hereunder such that a filing before the Committee on Foreign Investment in the United States would be required under the DPA, and no such foreign person will have “control” (as defined in the DPA) over PubCo from and after the Closing solely as a result of the purchase of Acquired Securities by Subscriber hereunder.

16

(p)	Subscriber is not a person or entity identified on a list established under section 83.05 of the Criminal Code (Canada) or in any regulations made under the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Canada), the Special Economic Measures Act (Canada) or any other Canadian statutes or regulations that take legislative measures against terrorist financing, and against financial dealings with certain sanctioned individuals and entities.

(q)	Subscriber agrees that no Other Subscriber (including the controlling persons, officers, directors, partners, agents or employees of any such Other Subscriber) shall be liable to Subscriber pursuant to this Subscription Agreement (or any Other Subscriber pursuant to any Other Subscription Agreement) or any other agreement related to the private placement of shares of PubCo’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Securities hereunder.

(r)	Subscriber has, and at the time of payment of the Purchase Price in accordance with Section 2 will have, sufficient funds to pay the Purchase Price pursuant to Section 2.1.

4.	Reduction in Acquired Securities.

The parties hereby agree that the Acquired Securities shall be reduced, if applicable, until such Acquired Securities equal zero, as follows:

(a)	the Notes shall be reduced by the sum of (i) the amount remaining in the Trust Account after payments to redeeming holders of Common Shares in connection with the consummation of the Transactions and (ii) the aggregate proceeds of the Backstop Equity Financing (as defined in the Business Combination Agreement), if any, up to an aggregate amount of $50,000,000 under this clause (a); and

(b)	the Acquired Shares shall be reduced by the quotient of (i) the product of (A) the quotient of (I) the number of Acquired Shares hereunder, divided by (II) the sum of (x) the number of Acquired Shares hereunder, plus (y) the number of Acquired Shares in the Other Subscription Agreements, multiplied by (B) the amount remaining in the Trust Account after payments to redeeming holders of Common Shares in connection with the consummation of the Transactions, after the first $50,000,000, divided by (ii) the Common Per Share Price, rounded up to the nearest whole number.

PubCo shall pay Subscriber a cancellation fee equal to 2% of the aggregate dollar value of the amount by which the Acquired Securities are reduced with respect to Subscriber under the foregoing clauses (a) and (b). In the event the Acquired Securities are reduced with respect to Subscriber under the foregoing clauses (a) or (b), MBSC or PubCo, as applicable, will instruct their respective escrow agent, at least one (1) business day prior to the Closing Date, and the escrow agent shall refund the Purchase Price for the Acquired Securities so reduced prior to or concurrently with the Closing to the Subscriber.

17

5.	No Hedging.

Subscriber hereby agrees that, from the date of this Subscription Agreement until the earlier of the Closing or the termination of this Subscription Agreement in accordance with its terms, none of Subscriber or any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will, directly or indirectly, offer, sell, pledge, contract to sell, sell any option, engage in any hedging activities or execute Short Sales with respect to securities of MBSC prior to the Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transactions (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Securities covered by this Subscription Agreement. PubCo and MBSC represent and warrant to Subscriber that the Other Subscribers are bound by an agreement pursuant to the Other Subscription Agreements, that is substantially identical to this Section 5.

6.	Registration Rights.

On the Closing Date, certain parties will enter into the Investor Rights Agreement (as defined in the Business Combination Agreement) which shall provide Subscriber certain registration rights as set forth therein.

7.	Termination.

This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (iii) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the Termination Date (as defined in the Business Combination Agreement, and, for the avoidance of doubt, giving effect to the permitted extension thereof as set forth in the Business Combination Agreement, but without giving effect to any subsequent amendment or waiver of the Termination Date) and the terminating party’s material breach was not the primary reason the Closing failed to occur by the Termination Date (the termination events described in clauses (i) through (iii), each a “Termination Event”); provided that nothing herein will relieve any party from liability for any willful breach hereof (including for the avoidance of doubt any party’s willful breach of its representations and warranties hereunder) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. PubCo shall promptly notify Subscriber of the termination of the Business Combination Agreement promptly after such termination. Upon the occurrence of any Termination Event, any portion of the Purchase Price paid by Subscriber to PubCo in connection herewith shall promptly (and in any event within two (2) business days) following the Termination Event be returned to Subscriber.

18

8.	Trust Account Waiver.

Subscriber acknowledges that MBSC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving MBSC and one or more businesses or assets. Subscriber further acknowledges that, as described in MBSC’s prospectus relating to its initial public offering dated October 25, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of MBSC’s assets consist of the cash proceeds of MBSC’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of MBSC, its public stockholders and the underwriters of MBSC’s initial public offering. The cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus, including with respect to interest earned on the funds held in the Trust Account that may be released to MBSC to fund working capital requirements, as well as amounts released to MBSC to pay its franchise and income tax obligations, if any. For and in consideration of MBSC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Securities (or the Underlying Shares) pursuant to MBSC’s amended and restated certificate of incorporation in connection with the Transactions, any subsequent liquidation of the Trust Account or MBSC or otherwise. In the event Subscriber has any claim against MBSC as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Securities (or the Underlying Shares), it shall pursue such claim solely against MBSC and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. Notwithstanding anything else in this Section 8 to the contrary, nothing herein shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Common Shares acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of MBSC. This Section 8 shall survive any termination of the Subscription Agreement.

9.	Miscellaneous.

9.1.	Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement no later than immediately prior to the closing of the Transactions.

(a)	Subscriber acknowledges that PubCo and MBSC will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties of Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify PubCo and MBSC if any of the acknowledgments, understandings, agreements, covenants representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects.

19

(b)	Each of PubCo and MBSC acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties of PubCo and MBSC, respectively, contained in this Subscription Agreement. Prior to the Closing, each of PubCo and MBSC agrees to promptly notify Subscriber if any of the acknowledgements, understandings, agreements, covenants, representations and warranties made by PubCo or MBSC, as applicable, set forth herein are no longer accurate in all material respects.

(c)	Subscriber acknowledges and agrees that no party to the Business Combination Agreement (other than PubCo and MBSC) nor any Non-Party Affiliate (as defined below), shall have any liability to Subscriber or any Other Subscriber pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by PubCo, MBSC, the Company, or any Non-Party Affiliate concerning PubCo, MBSC, the Company, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, a “Non-Party Affiliate” means each former, current or future officer, director, employee, partner, member, investment manager, manager, direct or indirect equityholder, investors, representatives, agents, predecessors, successors, assigns, or affiliate of PubCo, MBSC, the Company, or any of PubCo’s, MBSC’s or the Company’s controlled affiliates or any family member of the foregoing.

(d)	Each of PubCo, MBSC, Subscriber and the Company is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)	PubCo and MBSC may request from Subscriber such additional information as PubCo and MBSC may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Securities or to comply with public disclosure requirements of applicable securities laws or any filing requirements pursuant to the rules of any stock exchange, securities commission or the Financial Industry Regulatory Authority, and Subscriber shall promptly provide such information as may be reasonably requested to the extent readily available and consistent with its internal policies and procedures; provided that PubCo and MBSC agree to keep confidential any such information provided by Subscriber other than as necessary to include in any registration statement PubCo or MBSC is required to file under the Investor Rights Agreement. Subscriber acknowledges and agrees that if it does not provide PubCo or MBSC with such requested information, Subscriber’s Registrable Securities (as defined in the Investor Rights Agreement) may not be able to be registered for resale. Subscriber acknowledges that a copy of this Subscription Agreement may be filed as an exhibit to a periodic report or registration statement.

(f)	Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein, except as set forth under Section 2.3 and otherwise set forth herein. For the avoidance of doubt, whether or not the transactions contemplated herein are consummated or this Subscription Agreement is terminated, PubCo shall pay or cause to be paid all costs and expenses incident to the performance of its (and its Subsidiaries, as the case may be) obligations hereunder and under the Indenture, including without limitation, (1) the costs incident to the authorization, issuance, sale, preparation and delivery of the Acquired Securities and any taxes payable in that connection, (2) the fees and expenses of PubCo’s counsels, accountants and other representatives or agents, (3) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Acquired Securities, (4) the fees and expenses of the Transfer Agent, the Trustee (as defined in the Indenture) and any paying agent (including related fees and expenses of any counsel to such parties), (5) all expenses and application fees incurred in connection with the approval of the Acquired Securities for book-entry transfer by DTC and (6) all expenses and application fees related to the listing of the Acquired Shares on the NYSE.

20

(g)	PubCo shall pay at the Closing all reasonable and documented out-of-pocket legal, accounting and diligence fees and expenses of Subscriber incurred in connection with this Subscription Agreement, the Indenture and the other documents relating thereto, including all reasonable and documented fees and expenses of counsel to Subscriber, to the extent invoiced at least one (1) business day prior to the Closing Date, in an amount not to exceed $[●] in the aggregate.

(h)	PubCo and MBSC agree that Subscriber shall have the reasonable opportunity to review and comment upon (including review by Subscriber’s internal or external counsel) any disclosure regarding Subscriber or any of its affiliates contained in the public filings, disclosures or announcements, including any documents filed or furnished with the SEC by PubCo or MBSC; further PubCo and MBSC shall limit disclosures regarding Subscriber or its investment in PubCo to such information as is required to be disclosed by applicable law or regulation. PubCo and MBSC shall comply, as if such entities were the Company, with any confidentiality (or similar) provisions in any agreements between Subscriber (or any of its affiliates) and the Company (or any of its affiliates), including with respect to any commercial relationships between such parties.

9.2.	Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder (a courtesy copy of any notice sent shall also be sent via email):

(a)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

with a copy (which shall not constitute notice) to:

[●]

[●]

[●]

Attention: [●]

Email: [●]

(b)	if to PubCo, to:

c/o Greenfire Resources Inc.

1900 – 205 5th Avenue SW

Calgary, AB T2P 2V7

Attention: David Phung

Email: DPHung@greenfireres.com

with copies (which shall not constitute notice) to:

Carter Ledyard & Milburn LLP

28 Liberty Street

41st Floor

New York, New York 10005

Attention: Guy P. Lander

Email: lander@clm.com

21

Burnet, Duckworth & Palmer LLP

2400, 525 - 8th Avenue S.W.

Calgary, AB, T2P 1G1

Attention: Ted Brown

Email: ebb@bdplaw.com

(c)	if to MBSC, to:

M3-Brigade Acquisition III Corp.

1700 Broadway, 19th Floor

New York, NY 10019

Attention: Mohsin Y. Meghji; Charles Garner

Email: mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: John L. Robinson

Email: JLRobinson@wlrk.com

9.3.	Entire Agreement. This Subscription Agreement together with the Business Combination Agreement, the Indenture, the Investor Rights Agreement and the Lock-Up Agreement (with respect to the Lock-Up Agreement, only if a party hereto is a party thereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof; provided however, that this Subscription Agreement shall in no way abrogate the provisions of any existing agreements between Subscriber (or any of its affiliates) and the Company (or any of its affiliates). Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their respective successors and assigns.

9.4.	Modifications and Amendments. This Subscription Agreement may not be modified, waived or terminated (except as set forth in Section 7) except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

22

9.5.	Assignment. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Securities acquired hereunder, if any) may be transferred or assigned, other than an assignment to any fund or account managed by the same investment manager as Subscriber or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Purchase Price and other terms and conditions; provided that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Acquired Securities contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to PubCo or MBSC hereunder or any of PubCo’s or MBSC’s obligations may be transferred or assigned other than pursuant to the Transactions.

9.6.	Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as set forth in Section 9.1(c), Section 9.1(d) and Section 9.11(a), this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

9.7.	Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

9.8.	Consent to Jurisdiction; Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.8.

23

9.9.	Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

9.10.	No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

9.11.	Remedies.

(a)	The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The right to specific enforcement shall include the right of PubCo and MBSC to cause Subscriber, the right of Subscriber to cause MBSC and PubCo, the right of MBSC to cause PubCo, and the right of PubCo to cause MBSC, to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 9.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The Company is a third party beneficiary of MBSC’s right to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement.

(b)	The parties acknowledge and agree that this Section 9.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

9.12.	Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

9.13.	Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

24

9.14.	Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

9.15.	Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” ”hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

9.16.	Mutual Drafting. Each provision of this Subscription Agreement has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

9.17.	Regulatory Compliance. Subscriber hereby agrees that it shall comply with applicable requirements in connection with the Subscription and shall use commercially reasonable efforts to coordinate with PubCo, MBSC or the Company, as applicable, to upon request provide information regarding Subscriber as may reasonably be requested by any applicable governmental authority relating to the Subscription or the Transactions.

[Signature Page Follows]

25

IN WITNESS WHEREOF, each of PubCo, MBSC and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

GREENFIRE RESOURCES LTD.

By:
Name:
Title:

M3-BRIGADE ACQUISITION III CORP.

By:
Name:
Title:

26

SUBSCRIBER:	Signature of Joint Subscriber, if applicable:
Signature of Subscriber:
By: ___________________________________________	By:____________________________________________
Name: _________________________________________	Name: _________________________________________
Title: __________________________________________	Title: __________________________________________
Date: __________________________________________
Name of Subscriber:	Name of Joint Subscriber, if applicable: N/A

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):
Email Address: ___________________________________
If there are joint investors, please check one: N/A
☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property
Subscriber’s EIN: _________________________________	Joint Subscriber’s EIN: ___________________________________________

Business Address-Street __________________________________	Mailing Address-Street: (if different): ____________________________________
City, State, Zip:___________________________________	City, State, Zip: __________________________________
Attn:__________________________________________	Attn: __________________________________________
Telephone No.: __________________________________	Telephone No.:___________________________________
Facsimile No.: ___________________________________	Facsimile No.:____________________________________

Acquired Shares subscribed for:

Common Purchase Price: $

Notes subscribed for:

Notes Purchase Price: $

Subscriber must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by PubCo in the Closing Notice.

27

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an institutional “accredited investor.”

2.	☐ We are not a natural person.

3.	☐ We are an “institutional account” as defined in FINRA Rule 4512(c) or an entity that meets an exemption from filing under FINRA Rule 5123(b)(1)(A), (B), (C), (D), (E) or (J).

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of PubCo or acting on behalf of an affiliate of PubCo.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement

28

The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Subscriber (Please check the applicable subparagraphs):

☐ The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and:

☐ is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐ is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐ is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐ is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐ is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐ is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐ is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Securities Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Securities Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company or Massachusetts or similar business trust;

☐ is an investment adviser registered under the Investment Advisers Act; or

☐ any institutional accredited investor, as defined in rule 501(a) under the Act (17 CFR 230.501(a)), of a type not listed above;

29

☐ The Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber;

☐ The Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐ The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies)1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐ The Subscriber is an entity not formed for the specific purpose of acquiring the securities offered, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐ The Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Rule 501(a) under the Securities Act, in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

1 “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

30

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ Any investment adviser registered pursuant to Section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐ Any investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a) (48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐ Any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐ Any entity in which all of the equity owners are accredited investors;

☐ Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐ Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

31

SCHEDULE II

CANADIAN ACCREDITED INVESTOR REPRESENTATION LETTER

TO:	Greenfire Resources Ltd. (“PubCo”)

AND	TO: M-3 Brigade Acquisition Corp. III (“MBSC”)

In connection with the subscription (the “Subscription”) for common shares in the capital of MBSC (and/or, in the circumstances contemplated by Section 1.3 of the Subscription Agreement (defined below), common shares in the capital of PubCo) and/or PubCo’s 9.00% Convertible Senior Notes due 2028 (together, the “Purchased Securities”) by the undersigned or, if applicable, the principal on whose behalf the undersigned is acquiring the Purchased Securities as agent (in either case, the “Subscriber”), pursuant to and in accordance with the Subscription Agreement dated as of December [●], 2022, by and among PubCo, MBSC and the undersigned (the “Subscription Agreement”), the Subscriber hereby represents, warrants, covenants and certifies to PubCo and MBSC that:

1.	The Subscriber is resident in or otherwise subject to applicable securities laws of the jurisdiction set out as the “Subscriber’s Address” below;

2.	The Subscriber is acquiring the Purchased Securities as principal for its own account or is deemed to be acquiring the Purchased Securities as principal pursuant to National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”);

3.	The Subscriber is an “accredited investor” within the meaning of NI 45-106 or Section 73.3(1) of the Securities Act (Ontario) by virtue of satisfying the indicated criterion as set out in Exhibit “A” to this Representation Letter;

4.	The Subscriber was not created or used solely to acquire or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106;

5.	The Subscriber has been independently advised as to restrictions with respect to trading in the Purchased Securities imposed by applicable securities laws in the jurisdiction in which it resides, it confirms that no representation (written or oral) has been made to it by or on behalf of PubCo or MBSC with respect thereto, it acknowledges that it is aware of the characteristics of the Purchased Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Purchased Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable “hold period” or “restricted period” and compliance with the other requirements of applicable law; and it agrees that the certificates representing the Purchased Securities will bear a legend indicating that the resale of such Purchased Securities is restricted and the Subscriber further acknowledges that it has been advised to consult its own legal counsel in its jurisdiction of residence for full particulars of the applicable resale restrictions and that it is the Subscriber’s responsibility to comply with such restrictions before selling any or all of the Purchased Securities;

32

6.	The Subscriber has such knowledge of financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investments or, where it is not acquiring the Purchased Securities as principal, each beneficial holder is able to bear the economic risk of loss of its investment;

7.	The acquisition of the Purchased Securities hereunder by the Subscriber will not result in the Subscriber becoming a “control person”, as defined under applicable securities laws;

8.	The Subscriber acknowledges that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Securities; and

(b)	there is no government or other insurance covering the Purchased Securities; and

(c)	there are risks associated with the acquisition of the Purchased Securities, which securities are a speculative investment that involves a high degree of risk of loss of entire investment; and

(d)	there are restrictions on the Subscriber’s ability to resell the Purchased Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Purchased Securities; and

(e)	as a consequence of acquiring Purchased Securities pursuant to NI 45-106, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber.

9.	The Subscriber acknowledges that the Subscriber has provided, in the Subscription Agreement (together with this Representation Letter, the “Subscription Documents”), to PubCo and MBSC, information (the “Personal Information”) of a personal nature that may or may not be protected under applicable privacy legislation. The Personal Information is being collected, used and may be disclosed by PubCo and MBSC for the following purposes (the “Purposes”):

(a)	in order to complete the Subscription including, without limitation, determining the Subscriber’s eligibility to purchase the Purchased Securities under applicable securities laws;

(b)	preparing and registering the Purchased Securities to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority;

33

(c)	to be kept in the corporate records of PubCo, on its securities registers maintained by PubCo and/or PubCo’s transfer agent and digital security service providers;

(d)	to be disclosed to securities/tax regulatory authorities or other government bodies as required and in accordance with applicable securities laws and tax laws;

(e)	with respect to the Subscriber’s social insurance number or other tax identification number to be disclosed for income reporting purposes in accordance with applicable law;

(f)	as long as the Subscriber is a securityholder of PubCo, to be disclosed to other third parties held to an obligation of confidentiality to PubCo such as its legal counsel, its accountants, transfer agent, securities depository, or any other entity for: (i) the purpose of sending financial statements and other disclosure documentation required to be sent by law to the shareholders of PubCo, and/or (ii) in the context of a proposed merger, business combination, acquisition, takeover bid or such other major transaction involving PubCo and such other third party; and

(g)	to enforce the rights and obligations contemplated by this Subscription Agreement.

10.	The Subscriber hereby consents to the collection, use and disclosure by PubCo and MBSC of the Personal Information for the Purposes. Certain securities commissions have been granted the authority to indirectly collect the Personal Information pursuant to securities legislation and the Personal Information is also being collected for the purpose of administration and enforcement of securities legislation. The Personal Information may be disclosed by PubCo, MBSC or its counsel to: (a) stock exchanges, securities commissions, or securities regulatory authorities or regulators; (b) PubCo’s registrar and transfer agent, if applicable; (c) taxation authorities; and (d) any of the other parties involved in the Subscription, including legal counsel. By executing this Subscription Agreement, the Subscriber is deemed to be authorizing and consenting to the foregoing collection (including the indirect collection), use and disclosure of the Personal Information as set forth above. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described in this Subscription Agreement as may be required to be filed with any stock exchange, securities commission or securities regulatory authority in connection with the transactions contemplated hereby including, inclusion in closing books provided to other parties involved in the Subscription.

34

If you have any questions regarding the indirect collection of information by the securities regulatory authority or regulator, you can contact the securities regulatory authority or regulator for your local jurisdiction as follows:

 Alberta Securities Commission

Suite 600, 250 - 5th Street SW

Calgary, Alberta T2P 0R4

Tel: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: 403-297-2082

Public official contact regarding indirect collection of information: FOIP Coordinator

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: FOI-privacy@bcsc.bc.ca

Public official contact regarding indirect collection of information: FOI Inquiries

The Manitoba Securities Commission

500 - 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2548

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Public official contact regarding indirect collection of information: Director

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Public official contact regarding indirect collection of information:
Chief Executive Officer and Privacy Officer

Government of Newfoundland and Labrador Financial Services Regulation Division

P.O. Box 8700

Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Public official contact regarding indirect collection of information:
Superintendent of Securities

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Public official contact regarding indirect collection of information:
Executive Director

35

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, ON M5H 3S8

Tel: (416) 593-8314

Toll free in Canada: 1-877-785-1555

Fax: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information:
Inquiries Officer

Prince Edward Island Securities Office

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: (902) 368-4569

Facsimile: (902) 368-5283

Public official contact regarding indirect collection of information: Superintendent of Securities

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, QC H4Z 1G3

Tel: (514) 395-0337 (Montréal)

Tel: (418) 525-0337 (Québec)

Toll Free: 1-877-525-0337

Fax: (514) 873-3090

Web site: http://www.lautorite.qc.ca/en/index.html

Public official contact regarding indirect collection of information:
Corporate Secretary

Financial and Consumer Affairs Authority of Saskatchewan

Suite 601 - 1919 Saskatchewan Drive

Regina, Saskatchewan S4P 4H2

Telephone: (306) 787-5879

Facsimile: (306) 787-5899

Public official contact regarding indirect collection of information: Director

11.	The Corporation may establish and maintain a file of the Subscriber’s Personal Information for the Purposes, which will be accessible at Greenfire Resources Ltd., 1900 – 205 5th Avenue SW, Calgary, AB T2P 2V7. The Subscriber may request access to or correction of his or her Personal Information in the Corporation’s possession by writing to the foregoing address, to the attention of the Chief Financial Officer.

12.	The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the issuance and sale of the Purchased Securities to the Subscriber shall be borne by the Subscriber.

13.	The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Purchased Securities be drawn up in the English language only. Le soussigné reconnaît par les présentes avoir consenti et exigé que tous les documents faisant foi ou se rapportant de quelque manière à la vente d’unités soient rédigés en anglais seulement.

DATED: _____________, 20_____.

36

Print Name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

Subscriber’s Address

Subscriber’s Address

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN
EXHIBIT “A” ON THE FOLLOWING PAGES

37

EXHIBIT “A”

CERTIFICATE OF ACCREDITED INVESTOR

NOTE: PLEASE INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW AND COMPLETE EACH QUESTION WHICH FOLLOWS THE APPLICABLE PORTION OF THE DEFINITION.

Accredited Investor – (as defined in NI 45-106, and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in NI 45-106) includes:

☐	(a) except in Ontario, a Canadian financial institution, or a Schedule III bank,
☐	(a.1) in Ontario, a financial institution described in paragraph 1, 2 or 3 of subsection 73.1 (1) of the Securities Act (Ontario),
☐	(b) except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
☐	(b.1) in Ontario, the Business Development Bank of Canada,
☐	(c) except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
☐	(c.1) in Ontario, a subsidiary of any person or company referred to in clause (a.1) or (b.1), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
☐	(d) except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
☐	(d.1) in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,
Jurisdiction(s) registered: _____________________ Categories of registration: ______________________
☐	(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
☐	(e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),
Name of person with whom Subscriber is or was registered: ________________________ Jurisdiction(s) registered: _________________ Categories of registration: _____________________
☐	(f) except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
☐	(f.1) in Ontario, the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada,
☐	(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

38

☐	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
☐	(i) except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,
☐	(i.1) in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,
Jurisdiction(s) registered: __________________ Registration number(s): ______________________
☐	(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix I to this Exhibit A and the Accredited Investor Questionnaire attached as Appendix II to this Exhibit A]
☐	(j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000, [If this is your applicable category, you must also complete the Accredited Investor Questionnaire attached as Appendix II to this Exhibit A]
☐	(k) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year, [If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix I to this Exhibit A and the Accredited Investor Questionnaire attached as Appendix II to this Exhibit A]
☐	(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix I to this Exhibit A and the Accredited Investor Questionnaire attached as Appendix II to this Exhibit A]
☐	(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,
Type of entity: ___________________ Jurisdiction and date of formation: _______________________
☐	(n) an investment fund that distributes or has distributed its securities only to:
(i) a person that is or was an accredited investor at the time of the distribution,
(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds], or
(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment],
☐	(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,
☐	(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,
Jurisdiction(s) registered: ________________________ Registration number(s): ______________________

39

☐	(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,
Jurisdiction(s) registered or authorized: _______________________________ Categories of registration: __________________________________________
☐	(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

Registration number(s) assigned to subscriber: _________________________________

Name of eligibility advisor or registered advisor: _________________________________

Jurisdiction(s) registered: Categories of registration: _____________________________

☐	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) [and in Ontario, paragraphs (a.1) to (d.1) or paragraph (i.1)] in form and function,
Jurisdiction organized: _____________________ Type of entity: _____________________________
☐	(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors [If this is your applicable category, each owner of interest must individually complete and submit to the Company its own copy of this Certificate of Accredited Investor],
Name(s) of owners of interest: _______________________________ Type of entity (if applicable): ________________________________ Categories of accredited investor: _____________________________
☐	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
Name of advisor: ______________________ Jurisdiction(s) registered: _______________________________ Categories of registration: __________________________ Basis of exemption: ________________________
☐	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor,
(v.1) in Ontario, a person or company that is recognized or designated by the Commission as an accredited investor,
Jurisdiction(s) recognized or designated:________________________________
☐	(w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Name(s) of settlor: _____________________________________

Name(s) of trustees: ___________________________________

Categories of accredited investor: _________________________

Categories of beneficiaries: _____________________________

DATED:

Print name of Subscriber

Signature

Print name of Signatory (if different from Subscriber)

Title

40

For the purposes hereof:

“Canadian financial institution” means:

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada); or

(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“control person” has the meaning ascribed to that term in securities legislation except in Manitoba, Ontario, Quebec, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, the Northwest Territories and Nunavut where “control person” means any person that holds or is one of a combination of persons that hold:

(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer; or

(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

“director” means:

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company; and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means:

(i)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a Subscriber and authorized to give advice with respect to the type of security being distributed; and

41

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons; and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“executive officer” means, for an issuer, an individual who is:

(i)	a chair, vice-chair or president;

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production;

(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer; or

(iv)	performing a policy-making function in respect of the issuer;

“financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a purchaser’s personal residence would not be included in a calculation of financial assets;

“financial statements” for the purposes of paragraph (m) of the “accredited investor” definition must be prepared in accordance with generally accepted accounting principles;

“founder” means, in respect of an issuer, a person who:

(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; and

(ii)	at the time of the trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

“person” includes:

(i)	an individual;

(ii)	a corporation;

42

(iii)	a partnership, trust, fund and association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“person” in Ontario means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

“net assets” means all of the purchaser’s total assets minus all of the purchaser’s total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a purchaser’s personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the purchaser’s personal residence. To calculate a purchaser’s net assets under the “accredited investor” definition, subtract the purchaser’s total liabilities from the purchaser’s total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security;

“related liabilities” means:

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(ii)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means an individual who:

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars

43

Appendix I to Exhibit A

FORM 45-106F9 - FORM FOR INDIVIDUAL ACCREDITED INVESTORS

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common Shares and/or Notes	Issuer: M3-Brigade Acquisition III Corp. (with respect to Common Shares) and/or Greenfire Resources Ltd. (with respect to Notes)
Purchased from: Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $ [●].
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You may not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
☐ Your net income before taxes was more than $200,000 in each for the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
☐ Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
☐ Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the case and securities.
☐ Either alone or with your spouse, you may have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

44

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

If to MBSC:

M3-Brigade Acquisition III Corp.
1700 Broadway, 19th Floor
New York, NY 10019
Attention: Mohsin Y. Meghji; Charles Garner

Email: mmeghji@m3-partners.com; cgarner@m3-partners.com

If to PubCo:

Greenfire Resources Ltd.

1900 – 205 5th Avenue SW
Calgary, AB T2P 2V7

E-mail: info@greenfireres.com

Phone: 1- 587-315-5656

Website: www.greenfireres.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca

45

Appendix II to Exhibit A

ACCREDITED INVESTOR QUESTIONNAIRE

Financial Information

Your annual net income before taxes (all sources):

Most recent calendar year: ☐ Less than $49,999 ☐ $50,000–$99,999 ☐ $100,000–$149,999 ☐ $150,000–$199,999 ☐ $200,000–$299,000 ☐ $300,000–$399,999 ☐ $400,000–$500,000 ☐ Greater than $500,000

Prior calendar year: ☐ Less than $49,999 ☐ $50,000–$99,999 ☐ $100,000–$149,999 ☐ $150,000–$199,999 ☐ $200,000–$299,000 ☐ $300,00 –$399,999 ☐ $400,000–$500,000 ☐ Greater than $500,000

Your spouse’s annual net income before taxes (all sources):

Most recent calendar year: ☐ Less than $49,999 ☐ $50,000–$99,999 ☐ $100,000–$149,999 ☐ $150,000–$199,999 ☐ $200,000–$299,000 ☐ $300,000–$399,999 ☐ $400,000–$500,000 ☐ Greater than $500,000

Prior calendar year: ☐ Less than $49,999 ☐ $50,000–$99,999 ☐ $100,000–$149,999 ☐ $150,000–$199,999 ☐ $200,000–$299,000 ☐ $300,000–$399,999 ☐ $400,000–$500,000 ☐ Greater than $500,000

Your estimated financial assets net of related liabilities:

☐ Less than $249,999 ☐ $250,000–$499,999 ☐ $500,000– 49,999 ☐ $750,000–$1,000,000 ☐ $1,000,001–$3,000,000 ☐ $3,000,001–$5,000,000 ☐ Greater than $5 million

Briefly describe the nature of your financial assets:

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

Your spouse’s estimated financial assets net of related liabilities:

☐ Less than $249,999 ☐ $250,000–$499,999 ☐ $500,000–749,999 ☐ $750,000–$1,000,000 ☐ Greater than $1 million

46

Briefly describe the nature of your spouse’s financial assets:

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

“financial assets” means cash, securities or a contract of insurance, a deposit or evidence of deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a purchaser’s personal residence would not be included in a calculation of financial assets.

“related liabilities” means: (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or (ii) liabilities that are secured by financial assets.

Your estimated total net assets:

☐ Less than $499,999 ☐ $500,000–$999,999 ☐ $1,000,000–1,999,999 ☐ $2,000,000–$2,999,999 ☐ 3,000,000–$3,999,999 ☐ 4,000,000–$4,999,999 ☐ $5 million or more

Briefly describe the nature of your net assets:

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

Your spouse’s estimated total net assets:

☐ Less than $499,999 ☐ $500,000–$999,999 ☐ $1,000,000–1,999,999 ☐ $2,000,000–$2,999,999 ☐ 3,000,000–$3,999,999 ☐ 4,000,000–$4,999,999 ☐ $5 million or more

Briefly describe the nature of your spouse’s net assets:

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

“net assets” means all of the subscriber’s total assets minus all of the subscriber’s total liabilities, and those of the subscriber’s spouse if the subscriber’s spouse’s total net assets are being included to satisfy category (l) of the accredited investor definition. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a subscriber’s personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the subscriber’s personal residence. To calculate a subscriber’s net assets, subtract the subscriber’s total liabilities from the subscriber’s total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security.

[Signature page follows]

47

Subscriber’s Signature	Spouse’s Signature (if applicable)

Name: (Please type or print)	Name: (Please type or print)

Signature	Signature

Date:	Date:

48

Annex A

Indenture

(Attached)

INDENTURE

dated as of [●], 2023

by and among

Greenfire Resources Ltd.,

as Issuer,

the Guarantors from time to time party hereto,

The Bank of New York Mellon,

as Trustee,

and

BNY Trust Company of Canada,

as Canadian Co-Trustee 1

9.00% Convertible Senior Notes due 2028

[1]	Note to Draft: This Indenture is subject to comments from the Trustees that are reasonably acceptable to parties hereto.

i

EXHIBIT

Exhibit A	Form of Note	A-1

INDENTURE, dated as of [●], 2023, by and among Greenfire Resources Ltd., a corporation formed under, and governed by, the laws of the Province of Alberta, Canada, as issuer (the “Issuer,” as more fully set forth in Section 1.01), the Guarantors from time to time party hereto, The Bank of New York Mellon, as trustee (the “Trustee”), and BNY Trust Company of Canada, as Canadian co-trustee (the “Canadian Co-Trustee” and together with the Trustee, the “Trustees,” in each case as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issuance of its 9.00% Convertible Senior Notes due 2028 (the “Notes”), in an aggregate principal amount not to exceed $50,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms herein provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01.  Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“1% Provision” has the meaning set forth in Section 13.04(m).

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is amalgamated or merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Amounts” has the meaning set forth in Section 4.21(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For purposes of this definition, beneficial ownership of 10% or more of the Voting Shares of a Person will be deemed to be Control. Neither the Sponsor Group, any initial Holder nor any of their respective Affiliates (other than the Issuer and its Subsidiaries) shall be deemed Affiliates of the Issuer and its Subsidiaries.

“Applicable FATCA Law” has the meaning set forth in Section 17.19.

“Applicable Premium” means, as determined by the Issuer, with respect to any Note:

(1)  prior to the First Call Date, an amount equal to the present value at such Redemption Date or Fundamental Change Repurchase Date, as applicable, of all required remaining scheduled interest payments due on such Note through the Maturity Date (but excluding accrued and unpaid interest to the Redemption Date or the Fundamental Change Repurchase Date, as applicable), computed using a discount rate equal to the Treasury Rate plus 50 basis points; provided that in no case shall the foregoing amount be less than 9.00% of the principal amount of such Note;

(2) on and after the First Call Date to, but not including, [the date that is 30 months from the Issue Date], an amount equal to 9.00% of the principal amount of such Note;

(3) on and after [the date that is 30 months from the Issue Date] to, but not including, [the date that is 42 months from the Issue Date], an amount equal to 4.50% of the principal amount of such Note; and

(4) on and after [the date that is 42 months from the Issue Date], an amount equal to 0% of the principal amount of such Note.

“Asset Sale” means: (A) the sale, lease, conveyance or other disposition of any property or assets by the Issuer or any of the Issuer’s Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole will be governed by Article 14 and Article 13; and (B) the issuance of Equity Interests by any of the Issuer’s Subsidiaries or the sale by the Issuer or any of the Issuer’s Subsidiaries of Equity Interests in any of the Issuer’s Subsidiaries (other than statutory or directors’ qualifying shares). Notwithstanding the preceding, each of the following items will be deemed not to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2) a transfer of assets between or among the Issuer and its Subsidiaries, including to a Person which becomes a Subsidiary in connection with such transfer;

(3) an issuance of Equity Interests by a Subsidiary of the Issuer to the Issuer or to a Subsidiary of the Issuer;

(4) the sale, lease or other transfer of products (including Hydrocarbons), services or accounts receivable in the ordinary course of business, including the sale of the Issuer’s or one of its Subsidiaries’ products pursuant to agreements for customary royalty arrangements entered into in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) licenses and sublicenses by the Issuer or any of its Subsidiaries of software or intellectual property in the ordinary course of business;

(7) any sale, abandonment or other disposition of damaged, worn-out, redundant or obsolete assets in the ordinary course of business (including the abandonment or other disposition of oil and gas interests or intellectual property that is, in the reasonable judgment of the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Subsidiaries taken as whole) and any sale or other disposition of surplus or redundant real property in the ordinary course of business;

(8) the abandonment, farm out, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business;

(9) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business and foreclosure or any similar action with respect to any property or other asset of the Issuer or any of its Subsidiaries;

(10) a Restricted Payment that does not violate Section 4.13 or a Permitted Investment;

(11) a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions in connection with any Permitted Tax Reorganization; and

(12) any exchange (other than with a Person that is an Affiliate of the Issuer) of assets (including a combination of assets and Cash Equivalents) for assets or services related to a Permitted Business of comparable or greater market value or usefulness to the business of the Issuer and its Subsidiaries taken as a whole, which in the event of an exchange of assets with a Fair Market Value in excess of $10.0 million shall be set forth in a resolution of the Board of Directors; provided that any cash or Cash Equivalents received in any such exchange of assets are reinvested or otherwise applied in accordance with the terms of this Indenture, the Greenfire Indenture or other applicable Indebtedness of the Issuer or its Subsidiaries.

“Asset Sale Offer” has the meaning set forth in Section 4.20(c).

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authorized Officer” has the meaning set forth in Section 17.20.

“Available Cumulative Credit” shall mean, at any date of determination, an aggregate amount not less than zero determined on a cumulative basis equal to, without duplication:

(a)  C$43,746,250; plus

(b)  25% of Excess Cash Flow for each Excess Cash Flow Period beginning with the first Excess Cash Flow period following September 30, 2022; plus

(c)  without duplication for any such amounts otherwise already included in the calculation of Excess Cash Flow, 100% of the aggregate amount of cash and Cash Equivalents that is unrestricted that is released to the Issuer from the Reserve Account and L/C Facilities, if any; minus

(d)  without duplication for any such amounts otherwise already excluded from the calculation of Excess Cash Flow, 100% of the aggregate amount of cash and Cash Equivalents deposited in the Reserve Account or paid in respect of L/C Facilities, if any; minus

(e)  100% of the aggregate amount of all Restricted Payments and Permitted Investments made by the Issuer, from the Issue Date to the applicable date of determination.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal, state, provincial or foreign law for the relief of debtors.

“Bankruptcy or Insolvency Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding up and Restructuring Act (Canada) and any Canadian corporate statute where such statute is used to propose an arrangement involving the compromise of claims of creditors, each as amended from time to time, and any similar federal, provincial, state or foreign law for the relief of debtors, including any other bankruptcy, insolvency or analogous laws applicable to the Issuer or any of the Guarantors or any of their respective properties or liabilities.

“Board of Directors” means the Issuer’s board of directors or a committee of such board of directors duly authorized to act on behalf of such board of directors.

“Brigade” means Brigade Capital Management, LP, its Affiliates and funds, accounts or partnerships managed or advised by any of Brigade Capital Management, LP or any of its Affiliates.

“Business Combination” shall mean the transactions contemplated by (i) the Business Combination Agreement and (ii) the Ancillary Documents (as defined in the Business Combination Agreement), as each may be amended or supplemented from time to time, including the Plan of Arrangement (as defined in the Business Combination Agreement).

“Business Combination Agreement” shall mean that certain Business Combination Agreement, dated as of December [●], 2022, by and among M3-Brigade Acquisition III Corp., the Issuer, DE Greenfire Merger Sub Inc., 2476276 Alberta ULC and Greenfire.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Calgary, Alberta or New York, New York are authorized or required by Law to close. However, solely for purposes of Section 17.06, a day on which the applicable place of payment is authorized or required by Law to close or be closed will be deemed not to be a “Business Day.”

“Canadian Co-Trustee” means the Person named as the “Canadian Co-Trustee” in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor serving hereunder.

“Canadian Restrictive Notes Legend” has the meaning set forth in Section 2.05(c).

“Canadian Resale Restriction Termination Date” has the meaning set forth in Section 2.05(c).

“Canadian Securities Legislation” means all applicable securities laws in each of the provinces and territories of Canada, including, without limitation, the Province of Alberta, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the regulatory authorities in such provinces or territories.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP (except as provided in the provisos to this definition), and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that obligations of the Issuer or its Subsidiaries (a) either existing on the Issue Date or created thereafter that initially were not included on the consolidated balance sheet of the Issuer as capital lease obligations and were subsequently re-characterized as capital lease obligations due to a change in accounting treatment, or (b) that did not exist on the Issue Date and were required to be characterized as capital lease obligations, but would not have been required to be treated as capital lease obligations on the Issue Date had they existed at that time (due to a change in accounting treatment between the Issue Date and the time of incurrence of such obligations), shall for all purposes not be treated as Capital Lease Obligations.

“Capital Stock” means:

(1) in the case of a corporation, common or preferred shares in its share capital;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)  United States dollars or Canadian dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States, Canada or any province of Canada or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada or such province of Canada, as the case may be, is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 365 days and overnight bank deposits, in each case, with any bank referred to in Schedule I or Schedule II of the Bank Act (Canada) or rated at least A-1 or the equivalent thereof by S&P, at least P-1 or the equivalent thereof by Moody’s or at least R-1 or the equivalent thereof by DBRS;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P or, with respect to Canadian commercial paper, having one of the two highest ratings obtainable from DBRS, and, in each case, maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Settlement” has the meaning set forth in Section 13.02(a)(i).

“Clause A Distribution” has the meaning set forth in Section 13.04(d).

“Clause B Distribution” has the meaning set forth in Section 13.04(d).

“Clause C Distribution” has the meaning set forth in Section 13.04(d).

“close of business” means 5:00 p.m., New York City time.

“Combination Settlement” has the meaning set forth in Section 13.02(a)(i).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” means the common shares in the capital of the Issuer.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the term “Controlled” has a meaning correlative thereto.

“Conversion Agent” has the meaning set forth in Section 4.02.

“Conversion Date” has the meaning set forth in Section 13.02(d).

“Conversion Obligation” has the meaning set forth in Section 13.01.

“Conversion Price” means, as of any time, an amount equal to (a) $1,000 divided by (b) the Conversion Rate in effect at such time (which amount shall, for the avoidance of doubt, initially be $13.00 per Common Share).

“Conversion Rate” has the meaning set forth in Section 13.01.

“Corporate Trust Office” means (i) the designated office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at 240 Greenwich Street, Floor 7E, New York, NY 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer), and (ii) the designated office of the Canadian Co-Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at 1 York Street, 6th Floor, Toronto, Ontario M5J 0B6, Attention: Corporate Trust Administration, or such other address as the Canadian Co-Trustee may designate from time to time by notice to the Holders and the Issuer, or the designated corporate trust office of any successor Canadian co-trustee (or such other address as such successor Canadian co-trustee may designate from time to time by notice to the Holders and the Issuer).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 30 consecutive Trading Days during the Observation Period, 1/30th of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 30.

“Daily Settlement Amount,” for each of the 30 consecutive Trading Days during the Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of Common Shares equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 30 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[●] <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. The Daily VWAP for any Trading Day shall be expressed in U.S. dollars and, if expressed in a different currency for such trading day as determined above, shall be translated by the Conversion Agent to U.S. dollars at the Prevailing Exchange Rate on such Trading Day.

“DBRS” means DBRS Limited, a corporation governed by the Business Corporations Act (Ontario).

“deemed year” has the meaning set forth in Section 2.03(a).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Interest” means amounts payable pursuant to the then applicable interest rate (including any Additional Interest) increased by 2.00% per annum for any period of time during which Defaulted Amounts are payable on the Notes or during which an Event of Default has occurred and is continuing.

“Default Settlement Method” means, initially, Physical Settlement; provided, however, the Issuer may, from time to time, change the Default Settlement Method by sending written notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent (if other than the Trustee); and provided, further, that the Issuer may, by notice to all Holders, the Trustee and the Conversion Agent (if other than the Trustee), irrevocably fix the Settlement Method (to any Settlement Method that it is then permitted to elect), that will apply to all Note conversions with a Conversion Date that is on or after the date the Issuer sends such notice. Notwithstanding the foregoing, no such change in the Default Settlement Method or irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 13.02. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes. However, the Issuer may nonetheless choose to execute such an amendment at its option.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the earlier of (1) the date on which the Notes mature and (2) the date on which the Notes are no longer outstanding. Notwithstanding the preceding sentence, only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. Any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with this Indenture. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Distributed Property” has the meaning set forth in Section 13.04(d).

“Effective Date” means, (A) for the purposes of Section 13.03, the date on which the Make-Whole Fundamental Change occurs or becomes effective, and (B) for the purposes of Section 13.04, the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of Common Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred securities, any limited or general partnership interest, any limited liability company membership interest, any related share appreciation rights or similar securities, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Event of Default” has the meaning set forth in Section 6.01.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Shares, the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excess Cash Flow” means, with respect to any Person for any period, (i) net change in cash for such Person for such period minus (ii) net cash (used in) provided by financing activities for such Person for such period (other than (1) any amounts used to reduce the principal amount of the Notes or any Indebtedness that is subordinated to the Notes or any Guarantee or (2) the payment of dividends or other distributions to fund payments of principal, premium, if any, or accrued or unpaid interest on, or mandatory or voluntary repurchases, conversions or redemptions of, or any other amounts which may be paid pursuant to or as permitted by, the Notes pursuant to this Indenture as in effect on the date hereof, provided that for any amounts used to reduce the principal amount of Indebtedness (x) such Indebtedness has been incurred in accordance with this Indenture and (y) to the extent such Indebtedness is revolving in nature, such payment shall have been accompanied by a concurrent corresponding permanent reduction in the revolving commitment relating thereto), in each case, as such amounts would be shown on a consolidated statement of cash flows prepared in accordance with IFRS; provided that, notwithstanding anything to contrary, any amounts payable into the Reserve Account shall be excluded from the definition of “Excess Cash Flow”.

“Excess Cash Flow Period” means any six-month period for which the Issuer and its Subsidiaries have Excess Cash Flow.

“Excess Proceeds” has the meaning set forth in Section 4.20(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Taxes” has the meaning set forth in Section 4.21(a).

“Existing Indebtedness” means all Indebtedness of the Issuer and its Subsidiaries in existence on the Issue Date, until such amounts are repaid.

“Expiration Date” has the meaning set forth in Section 13.04(f).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an executive officer of the Issuer if the transaction involves aggregate payments or consideration of less than $15.0 million and by the Board of Directors otherwise.

“FATCA” has the meaning set forth in Section 4.21(a)(v).

“First Call Date” means [the date that is 18 months from the Issue Date].

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred shares of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus then current combined federal, state and local statutory tax rate of such Person, expressed to three decimals, in each case, determined on a consolidated basis in accordance with GAAP.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)  a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, its direct or indirect Wholly Owned Subsidiaries, the employee benefit plans of the Issuer and its Wholly Owned Subsidiaries, or the Sponsor Group (including any Permitted Transferees thereof), has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Shares of the Issuer representing more than 50% of the voting power of the Common Shares of the Issuer and has filed a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses such fact, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer;

(b)  the consummation of (x) any recapitalization, reclassification or change of the Common Shares (other than a change to par value or from par value to no par value or changes resulting from a subdivision or combination) as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (y) any share exchange, consolidation or merger of the Issuer pursuant to which the Common Shares will be converted into cash, securities or other property or assets; or (z) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more of the Issuer’s direct or indirect Wholly Owned Subsidiaries; provided, however, that neither (i) a transaction described in clause (x) or clause (y) in which the holders of all classes of the Issuer’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the direct or indirect parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (ii) any merger of the Issuer solely for the purpose of change its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding Common Shares solely into shares of common stock of the surviving entity shall, in each case, be a Fundamental Change pursuant to this clause (b); or

(c)  the shareholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer.

If any transaction in which the Common Shares is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period, references to the Issuer in this definition shall instead be references to such other entity.

For purposes of this definition, any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of this definition (without regard to the proviso in clause (b)) shall be deemed a Fundamental Change solely under clause (b) of such definition (subject to such proviso).

“Fundamental Change Notice” has the meaning set forth in Section 14.01(c).

“Fundamental Change Repurchase Date” has the meaning set forth in Section 14.01(a).

“Fundamental Change Repurchase Notice” has the meaning set forth in Section 14.01(b)(i).

“Fundamental Change Repurchase Price” has the meaning set forth in Section 14.01(a).

“GAAP” means the generally accepted accounting practices and principles in Canada including, if applicable, IFRS.

The terms “given,” “mailed,” “notify,” “delivered” or “sent” with respect to any notice to be given to a Holder pursuant to this Indenture, including in circumstances pursuant to which such notice must be “written,” shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register (in the case of a Physical Note), in each case, in accordance with Section 17.03. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Note” has the meaning set forth in Section 2.05(b).

“Governmental Authority” means the government of the United States, Canada, or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Greenfire” means Greenfire Resources Inc., a corporation formed under, and governed by, the laws of the Province of Alberta, Canada, and any successor thereto, and a Wholly Owned Subsidiary of the Issuer as of the date hereof.

“Greenfire Indenture” means the Indenture, dated as of August 12, 2021, by and among Greenfire Resources Inc. (formerly GAC HoldCo Inc.), a corporation formed under and governed by the laws of the Province of Alberta, Canada, the guarantors party thereto from time to time, The Bank of New York Mellon, as trustee, BNY Trust Company of Canada, as Canadian co-trustee, and BNY Trust Company of Canada, as collateral agent, and any and all successors thereto, as amended, restated, supplemented or otherwise modified through the Issue Date, including as amended by the Seventh Supplemental Indenture, dated as of December [●], 2022.

“Greenfire Note Guarantees” means the guarantee by each guarantor of Greenfire’s obligations under the Greenfire Indenture and the Greenfire Notes, executed pursuant to the provisions of the Greenfire Indenture.

“Greenfire Notes” means the 12.000% Senior Secured Notes due 2025 issued under the Greenfire Indenture.

“Guarantee” means a guarantee by a Guarantor of the Issuer’s obligations under this Indenture.

“Guarantor” means each Subsidiary of the Issuer that is a guarantor of the Notes, including any Person that is required after the Issue Date to execute a Guarantee of the Notes pursuant to Section 4.19; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture. On the Issue Date, each Subsidiary of the Issuer shall be a Guarantor.

“Hedges” means the hedge arrangements Greenfire is required to enter into and maintain pursuant to the Greenfire Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IFRS” means International Financial Reporting Standards, and guidelines and interpretations issued thereto by the International Accounting Standards Board (or any predecessor and successor thereof), in force from time to time.

“Income Tax Act (Canada)” means the Income Tax Act (Canada), as amended, and the rules and regulations promulgated thereunder.

“incur” has the meaning set forth in Section 4.14(a).

“Indebtedness” means, with respect to any specified Person,

(a) any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) in respect of letters of credit (or reimbursement agreements in respect thereof) or bankers’ acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, except as hereinafter provided; and

(b) any principal amount raised under any transaction entered into after the Issue Date having the economic or commercial effect of a borrowing, including streaming transaction payments, royalty financing payments, customer deposits and advance payments (including pursuant to any factoring arrangements) (the amount of which as determined in accordance with GAAP).

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of applicable accounting standards and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. For the avoidance of doubt, amounts shown on the consolidated balance sheet of the Issuer as the current portion of deferred revenue, current portion of future income taxes, income taxes, deferred revenue, site closure and reclamation costs or future income taxes will not be Indebtedness.

The amount of any Indebtedness outstanding as of any date will be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (A) the Fair Market Value of such assets at the date of determination; and (B) the amount of the Indebtedness of the other Person.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third-party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Issuer.

“Ineligible Consideration” has the meaning specified in Section 13.10.

“Insolvency Event” means:

(a) any dissolution, winding up, total or partial liquidation, adjustment or readjustment of debt, reorganization, recapitalization, judicial reorganization, extrajudicial reorganization, compromise, arrangement with creditors, plan of arrangement, proposal or similar proceedings under any Bankruptcy or Insolvency Laws of or with respect to the Issuer or any of the Guarantors or their respective property or liabilities, in each case under any Bankruptcy or Insolvency Laws;

(b) any dissolution, winding up, total or partial liquidation, adjustment or readjustment of debt, reorganization, recapitalization, compromise, arrangement with creditors, plan of arrangement or similar proceedings under the arrangement provisions of any applicable corporate law (in any case which involves the alteration, amendment, conversion, compromise, satisfaction or discharge of debts owing to any or all creditors) of or with respect to the Issuer or any of the Guarantors or their respective property or liabilities;

(c) any bankruptcy, insolvency, receivership, petition or assignment in bankruptcy, assignment for the benefit of creditors or any similar case or proceeding is commenced under any Bankruptcy or Insolvency Laws or otherwise of or with respect to the Issuer or any of the Guarantors;

(d) any marshalling of assets or liabilities of the Issuer or any of the Guarantors under any Bankruptcy or Insolvency Laws;

(e) any bulk sale of assets by the Issuer or any of the Guarantors including any sale of all or substantially all of the assets of the Issuer or any of the Guarantors, in each case, to the extent not permitted by the terms of this Indenture or the definitive documentation with respect to any L/C Facility or Hedge Agreement, if any;

(f) any proceeding seeking the appointment of any trustee, monitor, receiver, receiver and manager, liquidator, custodian or other insolvency official with similar powers with respect to all or substantially all of the assets of the Issuer or any of the Guarantors, or with respect to any of their respective assets, to the extent not permitted under this Indenture or the definitive documentation with respect to any L/C Facility or Hedging Obligations, if any;

(g) any proceedings in relation to any of the foregoing or otherwise involving the compromise of claims of creditors or in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims, whether any of the foregoing is voluntary or involuntary, partial or complete, and includes any such proceedings initiated or consented to by the Issuer or any of the Guarantors, as applicable; or

(h) any other event which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in clauses (a) through (g) above.

“Instructions” has the meaning set forth in Section 17.20.

“Interest Payment Date” means each [●], [●], [●] and [●] of each year, beginning on [●], 2023.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.13. The acquisition by the Issuer or any Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in in Section 4.13. Except as otherwise provided herein, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of [●], 2023, by and among the Issuer, the Sponsor, certain former shareholders of Greenfire and certain Investor Holders (as defined therein).

“Issue Date” means [●], 2023, the date of original issuance of the Notes.

“Issuer” has the meaning set forth in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Issuer Order” means a written order of the Issuer signed by any of its Officers and delivered to the Trustee.

“L/C Facility” means, one or more letter of credit facilities with Trafigura Canada General Partnership or any of its Affiliates or with banks (or other institutional lenders that provide revolving or non-revolving letter of credit facilities in the ordinary course of business) providing for revolving or non-revolving credit loans or other arrangements for the purposes of issuing letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Last Original Issue Date” means, (A) with respect to the Notes offered pursuant to the Subscription Agreement, the date of this Indenture; (B) with respect to any additional Notes issued pursuant to the first sentence of Section 2.10, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Common Shares (or any other security for which a last reported sale price must be determined) on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average of the last bid prices and the average of the last ask prices per share) of the Common Shares (or such other security) on that date as reported in composite transactions for the principal U.S. national securities exchange on which the Common Shares (or such other security) are then traded. If the Common Shares (or such other security) are not listed for trading on a U.S. national securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per Common Share (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares (or such other security) are not so quoted, the “Last Reported Sale Price” shall be, at the Issuer’s option, (x) the average of the mid-point of the last bid price and the last ask price per Common Share (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose, (y) the then-current market value per Common Share (or such other security), as reasonably determined by the Board of Directors, acting in good faith and set forth in a resolution duly adopted by the Board of Directors, or (z) the then-current market value per Common Share (or such other security), as reasonably determined by an Independent Financial Advisor, which determination shall be final, absent manifest error. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours. Any price of the Common Shares (or such other security) not in U.S. dollars shall be converted into U.S. dollars by the Conversion Agent at the Prevailing Exchange Rate on such Trading Day.

“Law” means a law, act, code, statute, order, ordinance, rule, ruling, regulation, judgment, injunction, award, writ, order or decree.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, hypothec, debenture, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC or the PPSA (or equivalent statutes) of any jurisdiction.

“Listing Date” means the date that the Common Shares are listed on the Listing Market.

“Listing Market” means the New York Stock Exchange or any of its related exchanges or trading platforms, or such other exchange on which the Common Shares have been approved for listing pursuant to the Business Combination Agreement.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” has the meaning set forth in Section 13.03(b).

“Market Disruption Event” means, with respect to any date, (a) a failure by the primary U.S. national securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national securities exchange or other market on which the Common Shares are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares.

“Maturity Date” means [●], 2028.

“Merger Event” has the meaning set forth in Section 13.06(a).

“Moody’s” means Moody’s Investors Service, Inc.

“NI 45-102” means National Instrument 45-102 – Resale Restrictions as adopted by the securities regulatory authorities in each of the jurisdictions of Canada pursuant to Canadian Securities Legislation.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, brokerage commissions, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, secured by a Lien on the asset or assets that were the subject of such Asset Sale and (iii) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Note” or “Notes” has the meaning set forth in the first paragraph of the recitals of this Indenture.

“Note Register” has the meaning set forth in Section 2.05(a).

“Note Registrar” has the meaning set forth in Section 2.05(a).

“Notice of Conversion” has the meaning set forth in Section 13.02(b).

“Obligations” means all obligations for principal, premium, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to [●], 2028 2, the 30 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date for a Note called for redemption occurs during a Redemption Period pursuant to Section 15.02, the 30 consecutive Trading Days beginning on, and including, the 31st Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii) of this definition, if the relevant Conversion Date occurs on or after [●], 2028, the 30 consecutive Trading Days beginning on, and including, the 31st Trading Day immediately preceding the Maturity Date.

“OFAC” has the meaning set forth in Section 17.18.

“Officer” means, with respect to the Issuer, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Senior Vice President of Operations, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

[2]	Note to Draft: Insert date that is 32 days prior to the Maturity Date.

“Officer’s Certificate” means, with respect to the Issuer, a certificate that is delivered to the Trustee and that is signed by any Officer of the Issuer. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“Oil and Gas Business” means:

(a) the acquisition, exploration, development, operation and disposition of interests in oil, bitumen, natural gas and other hydrocarbon properties;

(b) the mining, gathering, marketing, treating, processing, upgrading, refining, storage, selling and transporting of any production from such interests or properties and the marketing of oil, natural gas and other hydrocarbons, minerals and products obtained from unrelated Persons;

(c) the exploration for or development, production, treatment, processing, upgrading, refining, storage, transportation or marketing of oil, gas and other hydrocarbons, minerals and products produced in association therewith;

(d) the evaluation, participation in or pursuit of any other activity or opportunity that is primarily related to clauses (a) through (c) above; and

(e) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (a) through (d) of this definition, including but not limited to the generation of power through a cogeneration facility.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, including with respect to undeveloped Oil and Gas Properties, depths below which any proved reserves are then attributable; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights of way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel who is reasonably acceptable to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” has the meaning set forth in Section 15.01.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)  Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)  Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent);

(c)  Notes that have been paid pursuant to Section 2.08 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)  Notes converted pursuant to Article 13 and required to be cancelled pursuant to Section 2.08;

(e)  Notes redeemed pursuant to Article 15; and

(f)  Notes repurchased by the Issuer pursuant to the penultimate sentence of Section 2.10 and delivered to the Trustee for cancellation.

“Pari Passu Indebtedness” means Indebtedness, including any Hedging Obligations, of the Issuer which ranks equally in right of payment to the Notes or of any Guarantor if such Indebtedness ranks equally in right of payment to the Guarantees.

“Paying Agent” has the meaning set forth in Section 4.02.

“Payment Default” has the meaning set forth in Section 6.01(g).

“Permitted Business” means any business that is the same as, incidental to, or reasonably related, ancillary or complementary to, or a reasonable extension of (as determined in good faith by the Board of Directors), the businesses in which the Issuer, Greenfire and their respective Subsidiaries are engaged on the Issue Date.

“Permitted Debt” has the meaning set forth in Section 4.14(b).

“Permitted Investments” means:

(1)  any Investment in the Issuer or in a Subsidiary of the Issuer that is a Guarantor;

(2)  any Investment in cash or Cash Equivalents;

(3)  any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment: (a) such Person becomes a Subsidiary of the Issuer; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Subsidiary of the Issuer that is a Guarantor; provided that (A) no Default or Event of Default has occurred and is continuing or would occur as a result of such Investment, (B) the Issuer will have no less than $25.0 million of unrestricted cash on hand (determined on a pro forma basis taking into account any payments contemplated to be made pursuant to this clause (3)) and (C) such Investments pursuant to this clause (3) do not exceed the then-applicable Available Cumulative Credit;

(4)  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.20;

(5)  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(6)  any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)  Investments represented by Hedging Obligations and the Hedges;

(8)  loans or advances to employees made in the ordinary course of business of the Issuer or any Subsidiary of the Issuer in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(9)  repurchases of the Notes;

(10)  any guarantee of Indebtedness permitted to be incurred by Section 4.14 other than a guarantee of Indebtedness of an Affiliate of the Issuer that is not a Subsidiary of the Issuer;

(11)  any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(12)  Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Subsidiary of the Issuer of another Person, including by way of a consolidation, arrangement, merger or amalgamation with or into the Issuer or any of its Subsidiaries in a transaction that is not prohibited by this Indenture after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)  any Investment acquired by the Issuer in exchange for any other Investment (that was permitted under this Indenture) or accounts receivable held by the Issuer or any of its Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(14)  Investments made to effect, or otherwise made in connection with, any Permitted Tax Reorganization; and

(15)  Investments made to effect, or otherwise made in connection with, the Transactions, in an aggregate principal amount not to exceed C$91.4 million;

provided that, for the avoidance of doubt, any Permitted Investment that is an acquisition described under Section 11.01 shall be in compliance with the requirements set forth in Section 11.01.

“Permitted Liens” means:

(1)  Liens in favor of the Issuer or its Subsidiaries;

(2)  Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer (including by means of consolidation, arrangement, merger or amalgamation by another Person into the Issuer or any such Subsidiary or pursuant to which such Person becomes a Subsidiary of the Issuer); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(3)  Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, unemployment insurance laws, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(4)  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.14(b)(iii) covering only the assets acquired with or financed by such Indebtedness;

(5)  Liens existing on the Issue Date;

(6)  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(7)  Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, mechanics’ and builders’ Liens, in each case, incurred in the ordinary course of business;

(8)  survey exceptions, minor encumbrances, minor title deficiencies, rights of way, easements, reservations, licenses and other rights for services, utilities, sewers, electric lines, telegraph and telephone lines and other similar purposes, zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness, and that do not in the aggregate materially adversely affect the value of the properties encumbered or affected or materially impair their use in the operation of the business of the Issuer or any of its Subsidiaries;

(9)  Liens created for the benefit of (or to secure) Notes (including additional Notes) and the Guarantees related thereto that are permitted to be incurred by the terms of this Indenture;

(10)  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided that:

(a)  the new Lien is limited to all or part of the same assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(11)  Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(12)  the filing of UCC or PPSA financing statements as a precautionary measure in connection with operating leases, joint venture agreements, transfers of accounts or transfers of chattel paper entered into by the Issuer and its Subsidiaries in the ordinary course of business, and Liens arising from such precautionary financing statement filings;

(13)  bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens, certificates of pending litigation and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14)  Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(15)  Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(16)  grants of software and other technology licenses in the ordinary course of business;

(17)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(18)  Liens in favor of any Governmental Authority securing reclamation obligations or in connection with the provision of any service or product and Liens arising out of or resulting from (a) any right reserved to or vested in any Governmental Authority by the terms of any agreement, lease, license, franchise, grant, permit or claim with or from any such Governmental Authority (including, without limitation, any agreement or grant under which the Issuer or any of its Subsidiaries holds any mineral title or interest) or by any applicable law, statutory provision, regulation or bylaw (whether express or implied) related thereto, or any other limitations, provisos or conditions contained therein; (b) exploration, development and operating permit and bonding requirements imposed by any Governmental Authority in the ordinary course business; and (c) subdivision agreements, development agreements, servicing agreements, utility agreements and other similar agreements with any Governmental Authority or public utility entered into in the ordinary course of business affecting the development, servicing or use of real property;

(19)  Liens arising by reason of a judgment or order that does not give rise to an Event of Default so long as such Liens are adequately reserved or bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(20)  Liens to secure payment of royalties, revenue interests, net profits interests and preferential rights of purchase incurred in the ordinary course of business to the extent of the Lien in those underlying assets;

(21)  Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses, and other agreements which are customary in the Oil and Gas Business;

(22)  Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(23)  Liens on pipelines and pipeline facilities that arise by operation of law;

(24)  Liens in oil, gas or other mineral property or products derived from such property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments of purchase or sale of, or the transportation, storage or distribution of, such property or the products derived from such property, provided that such obligations do not constitute Indebtedness;

(25)  Liens arising in connection with any Permitted Tax Reorganization;

(26)  Liens incurred in the ordinary course of business of the Issuer or any Subsidiary of the Issuer with respect to Indebtedness that does not exceed, at any one time outstanding, $10.0 million; and

(27)  Liens on the Reserve Account in favor of the lenders under any L/C Facility (or any agent or other representative on their behalf) securing all outstanding Indebtedness permitted to be incurred pursuant to Section 4.14(b)(xiv).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Issuer or by the Subsidiary of the Issuer that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Tax Reorganization” means any reorganization and other activities related to tax planning and tax reorganization, so long as, (i) after giving effect thereto, the enforceability of the Notes and Guarantees, taken as a whole, is not materially impaired and (ii) such reorganizations or other activities are otherwise not materially adverse to the Holders of the Notes.

“Permitted Transferee” means [any “Permitted Affiliate Transferee” of the applicable Person as such term is defined in that certain [Shareholders Agreement, dated as of the date hereof, by and among the Issuer and M3-Brigade Sponsor III LP]].

“Person” or “person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint-stock company, Governmental Authority or instrumentality or other entity of any kind.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” has the meaning set forth in Section 13.02(a)(i).

“PPSA” means the Personal Property Security Act (Alberta) (or equivalent statute) as in effect from time to time in the Province of Alberta; provided that, at any time, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any item or portion of the collateral securing the Notes is governed by an equivalent Personal Property Security Act in effect in a Canadian jurisdiction other than the Province of Alberta, including the Civil Code of Québec, the term “PPSA” shall mean the Personal Property Security Act or the Civil Code of Québec (as applicable) as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection or priority and for purposes of definitions relating to such provisions.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“preferred shares” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Prevailing Exchange Rate” means, for purposes of translating, as of any date, any amount in Canadian dollars or any other non-U.S. currency to U.S. dollars, the spot mid-rate of exchange between such currencies prevailing as of 4:00 p.m., New York City time, on such date, as displayed on, or derived from, Bloomberg page “BFIX” (or, if such page is not available, its equivalent successor page) in respect of such currencies. If such rate cannot be determined as provided in the immediately preceding sentence on such date (which, for the purpose of this definition, shall be deemed to be the “affected day”), then the Prevailing Exchange Rate for such date shall be determined mutatis mutandis but with respect to the immediately preceding day on which such rate can be so determined; provided, however, that, if such immediately preceding day is before the fifth day before such affected day, or, if such rate cannot be so determined, then the Prevailing Exchange Rate shall be determined in such other manner as prescribed in good faith by the Conversion Agent. The Prevailing Exchange Rate shall be determined by the Conversion Agent, except to the extent otherwise specified in this definition.

“Privacy Laws” has the meaning set forth in Section 7.13.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the time and date fixed for determination of holders of the Common Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Issuer in good faith, by statute, by contract or otherwise).

“Redemption Date” has the meaning set forth in Section 15.02(a).

“Redemption Notice” has the meaning set forth in Section 15.02(a).

“Redemption Notice Date” means the date on which the Issuer provides the Redemption Notice in accordance with Section 15.02.

“Redemption Period” means, with respect to any Optional Redemption of Notes pursuant to Article 15, the period from, and including, the Redemption Notice Date for such Optional Redemption to, and including, the close of business on the second Trading Day immediately preceding the Redemption Date.

“Redemption Price” means 100% of the principal amount of such Notes plus, to the extent not otherwise accounted for, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Issuer will pay, on or, at the Issuer’s election, before such Interest Payment Date, the full amount of accrued and unpaid interest to the Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes to be redeemed) plus the Applicable Premium.

“Reference Property” has the meaning set forth in Section 13.06(a).

“Reference Property Unit” has the meaning set forth in Section 13.06(a).

“Register Information” has the meaning set forth in Section 5.01.

“Regular Record Date,” with respect to any Interest Payment Date, means the [●], [●], [●] or [●] (whether or not such day is a Business Day), as the case may be, immediately preceding the applicable [●], [●], [●] or [●] Interest Payment Date, respectively.

“Required Holders” means, as of any applicable time of determination, Holders holding a majority in aggregate principal amount of the Notes (including any additional Notes) at the time outstanding, which Holders must include Brigade if, at the applicable time of determination, Brigade holds, in the aggregate, Notes representing at least 33% of the aggregate principal amount of all Notes issued to Brigade on the Issue Date.

“Resale Restriction Termination Date” means the date that is the later of (x) one year after the Last Original Issue Date or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto and (y) such later date, if any, as may be required by applicable Law.

“Reserve Account” means a restricted reserve account established by Greenfire for cash collateral payments in connection with the L/C Facility.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any senior vice president, vice president, assistant vice president, any trust officer or assistant trust officer, or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payments” has the meaning set forth in Section 4.13(a).

“Restricted Securities” has the meaning set forth in Section 2.05(c).

“Restrictive Notes Legend” has the meaning set forth in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“S&P” means S&P Global Ratings.

“Sanctions” has the meaning set forth in Section 17.18.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning set forth in Section 13.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Cash Settlement, Physical Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

“Settlement Notice” has the meaning set forth in Section 13.02(a)(iii).

“Share Price” has the meaning set forth in Section 13.03(c).

“Significant Subsidiary” means any Subsidiary of the Issuer that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act (or any successor rule) as in effect on the relevant date of determination.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice (or deemed specified as provided in Section 13.02(a)(iii)) related to any converted Notes.

“Spin-Off” has the meaning set forth in Section 13.04(d).

“Spin-Off Valuation Period” has the meaning set forth in Section 13.04(d).

“Sponsor Group” means M3-Brigade Sponsor III LP, M-III Partners, LP and Brigade Capital Management, LP (including its managed funds and accounts) and their respective Permitted Transferees.

“Structurally Senior Indebtedness” means Indebtedness, including any Hedging Obligations, of the Issuer’s Subsidiaries which ranks structurally senior in right of payment to the Notes or of any Guarantor if such Indebtedness ranks structurally senior in right of payment to the Guarantees. For the avoidance of doubt, as of the date hereof, the Greenfire Notes and the Greenfire Note Guarantees constitute Structurally Senior Indebtedness.

“Subscription Agreement” means the Subscription Agreement dated December [●], 2022 by and between the Issuer and Brigade.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

“Successor Corporation” has the meaning set forth in Section 11.01(b).

“Tax” means any present or future tax, duty, levy, impost, assessment, tariff, deduction, withholding or other charge of any kind whatsoever (including penalties, interest and any other liabilities related thereto) imposed, assessed or collected by any Governmental Authority, including all interest, fines, penalties, additions to tax or additional amounts imposed with respect thereto, whether disputed or not, including any secondary liability for any of the aforementioned. “Taxes” shall be construed to have a corresponding meaning.

“Tax Jurisdiction” has the meaning set forth in Section 4.21(a).

“Trading Day” means, except for determining amounts due upon conversion as set forth below, a day on which (i) trading in the Common Shares (or other security for which a closing sale price must be determined) generally occurs on the Listing Market or, if the Common Shares (or such other security) are not then listed on the Listing Market, on the principal other U.S. national securities exchange on which the Common Shares (or such other security) are then listed or, if the Common Shares (or such other security) are not then listed on a U.S. national securities exchange, on the principal other market (including an over-the-counter market) on which the Common Shares (or such other security) are then traded and (ii) a Last Reported Sale Price for the Common Shares (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided further that, for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Shares generally occurs on the Listing Market or, if the Common Shares are not then listed on the Listing Market, on the principal other U.S. national securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading, except that if the Common Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transactions” shall mean (i) the Business Combination and (ii) any other related business combination, acquisition, merger, arrangement, amalgamation, consolidation, share exchange or other similar transaction involving the Issuer, Greenfire or M3-Brigade Acquisition III Corp.

“transfer” has the meaning set forth in Section 2.05(c).

“Transfer Taxes” has the meaning set forth in Section 2.05(a).

“Treasury Rate” means, as obtained by the Issuer, as of any Redemption Date or Fundamental Change Repurchase Date, as applicable, the yield to maturity of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the First Call Date; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such date to the First Call Date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trigger Event” has the meaning set forth in Section 13.04(d).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor serving hereunder.

“Trustees” means the Trustee and the Canadian Co-Trustee.

“UCC” means the Uniform Commercial Code (or equivalent statute) as in effect from time to time in the State of New York; provided, however, that at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of a collateral agent’s security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Voting Shares” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then-outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of a Person means any direct or indirect Subsidiary of such Person of which all of the outstanding share capital or other ownership interests (other than directors’ qualifying shares) are owned by such Person or one or more of such Person and Wholly Owned Subsidiaries of such Person.

Section 1.02.  References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest and Default Interest, as applicable, if, in such context, Additional Interest or Default Interest is, was or would be payable pursuant to this Indenture. Unless the context otherwise requires, any express mention of Additional Interest or Default Interest in any provision hereof shall not be construed as excluding Additional Interest or Default Interest, as applicable, in those provisions hereof where such express mention is not made.

Section 1.03.  References to Currency and Dollar Amounts. Unless the context otherwise requires, any reference to “$” or “dollars” in this Indenture means U.S. dollars, and any reference to “C$” in this Indenture means Canadian dollars. Unless the context otherwise requires, any reference to dollar amounts in U.S. dollars or Canadian dollars shall be translated, if necessary, to Canadian dollars or U.S. dollars, respectively, at the Prevailing Exchange Rate.

Article 2

Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01.  Designation and Amount. The Notes shall be designated as the “9.00% Convertible Senior Notes due 2028.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $50,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02.  Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable Law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or decreased to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian (if other than the Trustee), at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and premium, if any, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03.  Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)  The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. For the purposes solely of disclosure under the Interest Act (Canada), whenever interest to be paid on the Notes is calculated on the basis of a year of 360 days composed of twelve 30-day months or on the basis of any other period which contains fewer days than the actual number of days in the calendar year of calculation (a “deemed year”), such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

(b)  On each Interest Payment Date, the Issuer shall pay interest with respect to a Global Note to the credit of the Holders on such Regular Record Date, pro rata in accordance with their interests.

(c)  The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Issuer maintained by the Issuer for such purposes in New York City, New York, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Issuer shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their addresses as they appear in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Note Registrar in a form reasonably satisfactory to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which written application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(d)  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue Default Interest, subject to the enforceability thereof under applicable Law, from, and including, such relevant payment date, and such Defaulted Amounts together with such Default Interest thereon shall be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i)  The Issuer may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Issuer shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Issuer shall promptly notify the Trustee of such special record date at least [●] Business Days before such notice is to be sent to the Holders and the Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(d). The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amount.

(ii)  The Issuer may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to clause (i) above, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.  Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Issuer by the manual, facsimile or electronic signature of its Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary or other Officer of the Issuer.

Subject to Section 2.10 and Section 4.14, at any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes, including any additional Notes, executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes, without any further action by the Issuer hereunder; provided, however, that the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Issuer with respect to the issuance, authentication and delivery of such Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually or electronically by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Issuer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Issuer, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Issuer, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05.  Exchange and Registration of Transfer of Notes; Transfer Taxes; Restrictions on Transfer; Depositary.

(a)  The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Issuer designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase, redemption or conversion shall (if so required by the Issuer, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Issuer, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or duty (“Transfer Taxes”) required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Issuer, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange for other Notes or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 14 or (iii) any Notes selected for redemption in accordance with Article 15, except the unredeemed portion thereof.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)  So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)  Every Note that bears or is required under this Section 2.05(c) to bear the Restrictive Notes Legend (together with any Common Shares issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below) or in Section 2.05(d) (including the legend set forth therein), as applicable, unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing some or all of the Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (the “Restrictive Notes Legend”) (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Issuer in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF GREENFIRE RESOURCES LTD. (THE “ISSUER”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)  TO THE ISSUER OR ANY SUBSIDIARY THEREOF, OR

(B)  PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)  TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)  PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE, THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE ISSUER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER DURING THE PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Notes Legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Restrictive Notes Legend set forth above and affixed on any Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Issuer’s delivery to the Trustee of written notice to such effect, without further action by the Issuer, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (x) the Issuer will effect such exchange or procedure as soon as reasonably practicable; and (y) for purposes of Section 4.06, such Global Note will not be deemed to be identified by unrestricted CUSIP and ISIN numbers until such time as such exchange or procedure is effected. The Issuer and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.

The Issuer shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clauses (i) through (iii) of the first sentence of the immediately preceding paragraph have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Notes Legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

In addition, unless otherwise agreed to in writing by the Issuer and the Trustee, any certificate evidencing some or all of the Notes (and all securities issued in exchange therefor or substitution thereof, including Common Shares issued upon conversion thereof) shall bear a legend in substantially the following form (the “Canadian Restrictive Notes Legend”) (unless the Issuer has either: (i) filed a final prospectus for which a receipt has been issued in any of the jurisdictions in Canada listed in Appendix B of NI 45-102; or (ii) become a “reporting issuer” under the applicable securities laws of any jurisdiction of Canada and four months have elapsed from the date since the Issuer became a reporting issuer (and such reporting issuer status has not ceased) (in either case, the “Canadian Resale Restriction Termination Date”):

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (I) THE ISSUE DATE, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY CANADIAN PROVINCE OR TERRITORY.

The Canadian Restrictive Notes Legend set forth above and affixed on any Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Issuer’s delivery to the Trustee of written notice to such effect, without further action by the Issuer, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number relating to the Canadian Restrictive Notes Legend provided in the certificate representing such Note, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers relating to the Canadian Restrictive Notes Legend in the facilities of such Depositary, then (x) the Issuer will effect such exchange or procedure as soon as reasonably practicable; and (y) for purposes of Section 4.06, such Global Note will not be deemed to be identified by unrestricted CUSIP and ISIN numbers relating to the Canadian Restrictive Notes Legend until such time as such exchange or procedure is effected. The Issuer and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Canadian Securities Legislation.

The Depositary shall be a clearing agency registered under the Exchange Act. The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Issuer at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Issuer shall execute, and the Trustee, upon receipt of an Officer’s Certificate and an Issuer Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased upon a Fundamental Change, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased upon a Fundamental Change, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Issuer, the Trustee, the Conversion Agent, the Paying Agent or any agent of the Issuer or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interest in a Global Note, for any aspect of the records relating to or payments made on account of those interests by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to those interests.

(d)  Any share certificate representing Common Shares issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Shares have been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Issuer with written notice thereof to the Trustee and any transfer agent for the Common Shares):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF GREENFIRE RESOURCES LTD. (THE “ISSUER”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)  TO THE ISSUER OR ANY SUBSIDIARY THEREOF, OR

(B)  PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)  TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)  PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PRIOR TO THE REGISTRATION OF THIS SECURITY IN CONNECTION WITH ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE, THE ISSUER AND THE TRANSFER AGENT FOR THE ISSUER’S COMMON SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE ISSUER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Shares (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like aggregate number of Common Shares, which shall not bear the restrictive legend required by this Section 2.05(d).

The Issuer shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

The Trustee and any other agent appointed under this Indenture shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary, and may assume performance absent written notice to the contrary.

(e)  Any Note or Common Shares issued upon conversion of a Note that is repurchased or owned by the Issuer or any Affiliate of the Issuer (or any Person who was an Affiliate of the Issuer at any time during the three months immediately preceding) may not be resold by the Issuer or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Shares, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon receipt of an Issuer Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of an Issuer Order and such security or indemnity as the Trustee, the Issuer and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Issuer, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Issuer may require a Holder to pay a sum sufficient to cover any Transfer Taxes required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for redemption or required repurchase or is about to be converted in accordance with Article 13 shall become mutilated or be destroyed, lost or stolen, the Issuer may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Issuer, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.  Temporary Notes. Pending the preparation of Physical Notes, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Issuer shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent upon receipt of an Issuer Order shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08.  Cancellation of Notes Paid, Converted, Etc. The Issuer shall cause all Notes surrendered for the purpose of payment, repurchase (including upon a Fundamental Change but not including Notes repurchased pursuant to cash-settled swaps and other derivatives), redemption, registration of transfer or exchange or conversion, if surrendered to the Issuer or any of its agents, Subsidiaries or Affiliates, as applicable, to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Issuer, at the Issuer’s written request in an Issuer Order.

Section 2.09.  CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere, and, provided, further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10.  Additional Notes; Repurchases. The Issuer may, notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional Notes and, if applicable, restrictions on transfer in respect of such additional Notes); provided that it has given written notice to and obtained written consent from the Required Holders prior to such date of issuance of additional Notes; and provided, further, that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall not have the same CUSIP numbers as the Notes initially issued hereunder. Prior to the issuance of any such additional Notes, the Issuer shall deliver to the Trustee (copied to the Paying Agent and Note Registrar) an Issuer Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Issuer may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Issuer), repurchase Notes in the open market or otherwise, whether by the Issuer or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the Holders of the Notes. The Issuer shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

Article 3

Satisfaction and Discharge

Section 3.01.  Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Issuer contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging satisfaction and discharge of this Indenture and the Notes, when:

(a)  (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation or (ii) the Issuer has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash and/or Common Shares (or other Reference Property) or a combination thereof, as applicable, solely to satisfy the Issuer’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Issuer; and

(b)  the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.06 shall survive.

Article 4
Certain Covenants

Section 4.01.  Payment of Principal and Interest. The Issuer covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and premium, if any, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

On the Maturity Date, the Issuer shall repay the principal of each of the Notes by Cash Settlement.

Interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02.  Maintenance of Office or Agency. The Issuer will maintain in New York City, New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or redemption (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee located in New York City, New York.

The Issuer may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in New York City, New York, for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Issuer hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the contiguous United States, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or redemption or for conversion and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served; provided that the Corporate Trust Office shall not be a place for service of legal process for the Issuer.

Section 4.03.  Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.  Provisions as to Paying Agent. (a) If the Issuer shall appoint a Paying Agent other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)  that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and premium, if any, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)  that it will give the Trustee prompt notice of any failure by the Issuer to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and premium, if any, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or premium, if any, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), premium, if any, or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)  If the Issuer acts as its own Paying Agent, it shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and premium, if any, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and premium, if any, accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuer to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or premium, if any, or accrued and unpaid interest on, the Notes when the same shall become due and payable. On the occurrence of any Event of Default under Section 6.01(k) or Section 6.01(l), the Trustee shall automatically become the Paying Agent.

(c)  Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)  Subject to applicable escheatment laws, any money and Common Shares deposited with the Trustee, the Conversion Agent or any Paying Agent or then held by the Issuer, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, premium, if any, on, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), premium, interest or consideration due upon conversion has become due and payable shall be paid to the Issuer on request of the Issuer contained in an Officer’s Certificate, or (if then held by the Issuer) shall be discharged from such trust and the Trustee shall have no further liability with respect to such fund or property; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee, the Conversion Agent or such Paying Agent with respect to such trust money and Common Shares, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 4.05.  Existence. Subject to Article 11, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06.  Rule 144A Information Requirement and Reports.

(a)  At any time the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Issuer shall, so long as any of the Notes or any Common Shares issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any Common Shares issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Common Shares pursuant to Rule 144A under the Securities Act. The Issuer shall take such further action as any Holder or beneficial owner of such Notes or any Common Shares issuable upon conversion of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or Common Shares issuable upon conversion of such Notes in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b)  The Issuer shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any annual or quarterly reports (on Form 10-K or Form 20-F or Form 10-Q or Form 6-K, as applicable, or any respective successor form) that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to, or with respect to which the Issuer is actively seeking, confidential treatment and any correspondence with the Commission, and giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Any such document or report that the Issuer files with the Commission via the Commission’s EDGAR system (or any successor system) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or such successor). The Trustee shall have no responsibility to determine whether such posting has occurred.

(c)  Delivery of the reports, information and documents described in clause (b) above to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d)  If, at any time following the one year anniversary of the Last Original Issue Date, the Issuer fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K or Form 6-K, as applicable), the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), or any Common Shares issuable upon conversion of the Notes fail to be subject to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective in accordance with the terms of the Investor Rights Agreement, the Issuer shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of (i) 0.25% per annum of the principal amount of the Notes outstanding for each of the first 90 days and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day from, and including, the 91st day during such period for which the Issuer’s failure to file has occurred and is continuing, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates (or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. Additional Interest shall be payable in cash in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(e)  If Additional Interest is payable by the Issuer pursuant to Section 4.06(d), the Issuer shall deliver to the Trustee (copied to the Paying Agent) an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable and the Trustee shall not have any duty to verify the Issuer’s calculation of Additional Interest. If the Issuer has paid Additional Interest directly to the Persons entitled to it, the Issuer shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07.  Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.  Compliance Certificate; Statements as to Defaults. The Issuer shall deliver to the Trustee, at least once in every twelve month period beginning on the date of this Indenture and within 120 days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending on December 31, 2023), an Officer’s Certificate stating whether the signers thereof have knowledge of any Default or Event of Default that occurred during the previous year and, if so, specifying each such Default or Event of Default and the nature thereof. In addition, the Issuer shall deliver to the Trustee, within 30 days after the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Issuer is taking or proposing to take in respect thereof; provided that the Issuer shall not be required to deliver such Officer’s Certificate if such Default or Event of Default has been cured within the applicable grace period (if any) provided for in this Indenture.

Section 4.09.  Payment of Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or properties of it and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property, except for such non-compliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries, taken as a whole.

Section 4.10.  Compliance with Laws. The Issuer shall comply with all applicable statutes, rules, regulations and orders of the United States of America, all states and municipalities thereof, Canada, all provinces and territories thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its respective businesses and the ownership of its respective properties, except for such non-compliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries, taken as a whole.

Section 4.11.  Reservation and Status of Common Shares.

(a)  The Issuer shall at all times reserve and maintain, out of its authorized and unissued Common Shares or Common Shares held in treasury, a number of Common Shares that would be sufficient to satisfy its Conversion Obligation hereunder. To the extent the Issuer delivers Common Shares held in the Issuer’s treasury in settlement of any obligation under this Indenture to deliver Common Shares, each reference in this Indenture to the issuance of Common Shares in connection therewith will be deemed to include such delivery.

(b)  Each Common Share delivered upon conversion of the Notes shall be a newly issued or treasury Common Share and shall be duly and validly issued, fully paid and non-assessable, and free from preemptive rights, taxes, liens, charges and adverse claims (except to the extent of any lien, charge or adverse claim created by the action or inaction of such Holder or the Person to whom such Common Share will be delivered).

(c)  If the Common Shares are then listed on any securities exchange, then the Issuer shall cause Common Shares delivered upon conversion of the Notes to be admitted for listing on such exchange.

Section 4.12.  Capital Expenditure. The Issuer shall ensure that, at any time from the Issue Date, the aggregate capital expenditure of the Issuer and its Subsidiaries on a consolidated basis included in the Issuer’s cash flow statement shall not exceed $100.0 million in any twelve-month period.

Section 4.13.  Restricted Payments.

(a)  The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i)  declare or pay any dividend or make any other payment or distribution on account of Equity Interests of the Issuer or any of its Subsidiaries (including, without limitation, any payment in connection with any consolidation, arrangement, merger or amalgamation involving the Issuer or any of its Subsidiaries) or to the direct or indirect holders of Equity Interests of the Issuer or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Subsidiary of the Issuer);

(ii)  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any consolidation, arrangement, merger or amalgamation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Subsidiary that is unsecured Indebtedness for money borrowed, Indebtedness secured on a junior lien basis to the Notes or contractually subordinated to the Notes or to any Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Subsidiaries), except a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(iv)  make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).

(b)  The foregoing provisions will not prohibit:

(i)  the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(ii)  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer;

(iii) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of the Issuer to the holders of such Subsidiary’s Equity Interests on a pro rata basis;

(iv)  the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(v)  so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Subsidiary of the Issuer held by any current or former officer, director or employee of the Issuer or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period;

(vi)  the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options (or related withholding taxes);

(vii)  payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants or (B) the conversion or exchange of Capital Stock of any such Person;

(viii)  payments or distributions to dissenting shareholders pursuant to applicable Law, or pursuant to or in connection with a consolidation, amalgamation, merger or transfer of the Capital Stock of any Subsidiary or of all or substantially all of the assets of the Issuer, in each case, that complies with the requirements of this Indenture; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have complied with Article 14;

(ix)  payments made in connection with, or constituting any part of any Permitted Tax Reorganization and fees and expenses relating thereto;

(x)  to the extent required in order to consummate the Transactions, Restricted Payments in an aggregate amount of not more than US$75.0 million distributed (directly or indirectly) pursuant to the Plan of Arrangement (as defined in the Business Combination Agreement); provided that any Restricted Payments made pursuant to this clause (x) shall reduce Restricted Payments otherwise available pursuant to clause (ii) on a dollar for dollar basis to the extent such distributions are funded by a contribution to the Issuer or a Subsidiary;

(xi)  so long as (A) no Default or Event of Default has occurred and is continuing or would occur as a result of such Restricted Payments and (B) the Issuer will have no less than $25.0 million of unrestricted cash on hand (determined on a pro forma basis taking into account any payments contemplated to be made pursuant to this clause (xi)), Restricted Payments in an amount not to exceed the then-applicable Available Cumulative Credit; and

(xii)  the payment of (1) transaction expenses in connection with the Transactions and (2) any amounts due to dissenting shareholders in connection with the Transactions; provided that any Restricted Payments made pursuant to this clause (xii) shall reduce Restricted Payments otherwise available pursuant to clauses (ii) and (x) on a dollar for dollar basis to the extent such payments could be classified under clause (ii) or (x), as applicable.

(c)  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.13 will be determined by the chief executive officer, the chief financial officer, the chief accounting officer or the controller of the Issuer and set forth in an Officer’s Certificate delivered to the Trustee; provided that such determination of Fair Market Value shall be further evidenced by a resolution of the Board of Directors of the Issuer if the value of such Restricted Payment exceeds $5.0 million. The Issuer, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the clauses or subclauses of this Section 4.13 (or, in the case of any Investment, the clauses or subclauses of Permitted Investments) and in part under one or more other such clauses or subclauses (or, as applicable, clauses or subclauses), in each case, in any manner that complies with this Section 4.13.

Section 4.14.  Incurrence of Indebtedness and Issuance of Preferred Shares.

(a)  The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any preferred shares; provided that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness, if such Indebtedness constitutes Permitted Debt (as defined below).

(b)  Notwithstanding clause (a) of this Section 4.14, the Issuer and its Subsidiaries may incur, without duplication, any of the following items of Indebtedness (“Permitted Debt”):

(i)  Existing Indebtedness, including the Greenfire Notes outstanding on the date hereof and the related Greenfire Note Guarantees in effect on the date hereof;

(ii)  Indebtedness represented by the Notes (other than any additional Notes) and related Guarantees;

(iii) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Issuer or any of its Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.14(b)(iii), not to exceed, at any time outstanding, $10.0 million;

(iv)  Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.14(b)(i), Section 4.14(b)(ii), Section 4.14(b)(iii) or Section 4.14(b)(xiv) hereof; provided that the incurrence of such Permitted Refinancing Indebtedness shall be treated as a utilization of the capacity under Section 4.14(b)(i), Section 4.14(b)(ii), Section 4.14(b)(iii) or Section 4.14(b)(xiv), as applicable, to incur Indebtedness under such Sections;

(v)  intercompany Indebtedness between or among the Issuer and any of its Subsidiaries; provided that: (A) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Guarantee, in the case of a Guarantor; and (B) (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Subsidiary of the Issuer and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Subsidiary of the Issuer will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Subsidiary, as the case may be, that was not permitted by this Section 4.14(b)(v);

(vi)  the issuance by any of the Issuer’s Subsidiaries to the Issuer or to any of its Subsidiaries of preferred shares; provided that (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred shares being held by a Person other than the Issuer or a Subsidiary of the Issuer and (B) any sale or other transfer of any such preferred shares to a Person that is not either the Issuer or a Subsidiary of the Issuer will be deemed, in each case, to constitute an issuance of such preferred shares by such Subsidiary that was not permitted by this Section 4.14(b)(vi);

(vii)  Hedging Obligations in the ordinary course of business and the Hedges;

(viii)  any guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Subsidiary of the Issuer to the extent that the Indebtedness being guaranteed was permitted to be incurred by another provision of this Section 4.14; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then such guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(ix)  Indebtedness in respect of (A) workers’ compensation claims, health, disability or other employee benefits, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business, (B) performance bonds, bank guarantees or similar obligations for or in connection with pledges, deposits or payments made or given in relation to such performance bonds, bank guarantees or similar instruments in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations and (C) letters of credit issued or incurred to support the purchase of supplies and equipment in the ordinary course of business of the Issuer and its Subsidiaries;

(x)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(xi)  Indebtedness arising from agreements of the Issuer or any Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness with respect to a disposition shall at no time exceed the gross proceeds actually received by the Issuer and its Subsidiaries in connection with such disposition;

(xii)  obligations consisting of take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(xiii)  Indebtedness of the Issuer or any of its Subsidiaries arising pursuant to any Permitted Tax Reorganization;

(xiv)  Indebtedness arising pursuant to an L/C Facility not to exceed, at any time outstanding, $70.0 million; and

(xv)  additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xv), not to exceed $10.0 million.

(c)  The Issuer shall not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Guarantee on substantially identical terms; provided that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor solely by virtue of being unsecured, by virtue of being secured on a junior priority basis or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more such holders priority over the other holders in the collateral held by them.

(d)  For purposes of determining compliance with this Section 4.14, in the event that an item of Indebtedness meets the criteria of more than one of the clauses of Permitted Debt described in Section 4.14(b)(i) through (xv) above, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.14. The accrual of interest or preferred share dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred shares or operating leases as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred shares or Disqualified Stock in the form of additional shares of the same class of preferred shares or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred shares or Disqualified Stock for purposes of this Section 4.14; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.14, the maximum amount of Indebtedness that the Issuer or any Subsidiary may incur pursuant to this this Section 4.14 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.15.  Liens.

(a)  The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on any asset of the Issuer or such Subsidiary now owned or hereafter acquired unless contemporaneously therewith:

(i)  in the case of any Lien securing any Pari Passu Indebtedness, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Issuer or such Subsidiary, as the case may be; and

(ii)  in the case of any Lien securing Indebtedness subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same assets of the Issuer or such Subsidiary, as the case may be, prior to the Lien securing such subordinated Indebtedness.

(b)  For purposes of determining compliance with this Section 4.15, (1) a Lien securing an item of Indebtedness need not be permitted solely by reference to one clause of Permitted Liens (or any portion thereof) but may be permitted in part under any combination thereof and (2) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the clauses of Permitted Liens (or any portion thereof), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.15.

Section 4.16.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)  The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

(i)  pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Subsidiaries;

(ii)  make loans or advances to the Issuer or any of its Subsidiaries; or

(iii) sell, lease or transfer any of its properties or assets to the Issuer or any of its Subsidiaries.

(b)  The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(i)  agreements governing Existing Indebtedness, including the Greenfire Indenture, the Greenfire Notes and the Greenfire Note Guarantees, and any related collateral documents, in each case as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(ii)  this Indenture, the Notes and the Guarantees;

(iii) agreements governing other Indebtedness permitted to be incurred under Section 4.14 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions will not materially adversely impact the ability of the Issuer to make required principal and interest payments on the Notes;

(iv)  applicable Law;

(v)  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(vi)  customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(vii)  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.16(a)(iii);

(viii)  any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(ix)  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness will not materially adversely impact the ability of the Issuer to make required principal and interest payments on the Notes;

(x)  Liens permitted to be incurred under Section 4.15 that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi)  customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(xii)  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.17.  Transactions with Affiliates.

(a)  The Issuer will not, and will not permit any of its Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”), unless:

(i)  the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person;

(ii)  the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.17 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer; and

(iii) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion of an accounting, appraisal or investment banking firm of national standing, or other recognized independent expert of international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the transaction or series of related transactions is (I) fair from a financial point of view taking into account all relevant circumstances or (II) on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate.

(b)  The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the foregoing provisions in clause (a):

(i)  any employment agreement, severance agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Subsidiaries and payments pursuant thereto, including with respect to the Transactions;

(ii)  transactions between or among the Issuer and/or its Subsidiaries;

(iii) transactions with a Person that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(iv)  payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Issuer or any of its Subsidiaries, including with respect to the Transactions;

(v)  any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

(vi)  any transaction or series of related transactions for which the Issuer delivers to the Trustee an opinion as to the fairness to the Issuer or the applicable Subsidiary of such transaction or series of related transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

(vii)  Restricted Payments that do not violate Section 4.13;

(viii)  loans or advances to employees in the ordinary course of business not to exceed $2.5 million in the aggregate at any one time outstanding;

(ix)  any Permitted Tax Reorganization;

(x)  any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby; and

(xi)  the Transactions and the payment of all fees and expenses related to the Transactions.

Section 4.18.  Business Activities. The Issuer shall not, and shall not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.

Section 4.19.  Subsidiary Guarantees. The Issuer shall not create any Subsidiary or permit any of its Subsidiaries, directly or indirectly, by way of pledge, intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness (other than the Notes) of the Issuer or any Guarantor, unless, in any such case, such Subsidiary executes and delivers a supplemental indenture to this Indenture providing a Guarantee as provided in Article 14 by such Subsidiary; provided that no Subsidiary shall be required to guarantee the Notes if it is prohibited by law from guaranteeing the Notes.

Section 4.20.  Asset Sales.

(a)  The Issuer shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(i)  the Issuer (or the Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)  at least 75% of the aggregate consideration received by the Issuer and its Subsidiaries in the Asset Sale is in the form of cash or Cash Equivalents.

Any Asset Sale pursuant to a condemnation, expropriation, appropriation, or other similar taking, including by deed in lieu of condemnation, shall not be required to satisfy the conditions set forth in Section 4.20(a)(i) above.

For purposes of this provision, each of the following will be deemed to be cash:

(A)  any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Issuer or such Subsidiary from or indemnifies against further liability;

(B)  any securities, Notes or other obligations received by the Issuer or any such Subsidiary from such transferee that are within 180 days after the Asset Sale, subject to ordinary settlement periods, converted by the Issuer or such Subsidiary into cash, to the extent of the cash received in that conversion; and

(C)  any stock or assets of the kind referred to in clause (ii) or (iv) of Section 4.20(b).

(b)  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Subsidiary, as the case may be) may apply such Net Proceeds:

(i)  (x) to reduce, prepay, repay or purchase any Indebtedness secured by a Lien on such asset, (y) to reduce, prepay, repay or purchase Pari Passu Indebtedness (provided that the Issuer ratably reduces, prepays, repays or purchases the Notes) or (z) to make an offer in accordance with the procedures set forth below for an Asset Sale Offer, redeem the Notes pursuant to Article 15 or purchase Notes through open market purchases or in privately negotiated transactions (in each case, other than Indebtedness owed to the Issuer or any Subsidiary); provided, however, that, in connection with any reduction, prepayment, repayment or purchase of Indebtedness pursuant to this clause (i), the Issuer or such Subsidiary will retire such Indebtedness and will cause the related commitment, to the extent the assets sold or otherwise disposed of in connection with such Asset Sale constituted “borrowing base assets,” to be reduced in an amount equal to the principal amount so reduced, prepaid, repaid or purchased;

(ii)  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Subsidiary of the Issuer;

(iii) to make a capital expenditure in respect of a Permitted Business; or

(iv) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

In the case of clause (ii) of this Section 4.20(b), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition is consummated, and (y) the 180th day following the expiration of the aforementioned 365-day period.

Pending the final application of any Net Proceeds, the Issuer (or the applicable Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)  Any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (i) through (iv) of Section 4.20(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, within thirty days of exceeding such amount, the Issuer will make an offer to: (i) first, all Holders of Structurally Senior Indebtedness in accordance with the terms of such Structurally Senior Indebtedness, to the extent required by the terms of such Structurally Senior Indebtedness, and (ii) second, out of any remaining Excess Proceeds, all Holders of Notes and, if required by the terms of any Pari Passu Indebtedness, to purchase, prepay or redeem the maximum principal amount of Notes and Pari Passu Indebtedness on a pro rata basis (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the remaining Excess Proceeds (such offer to Holders of Notes and any holders of Pari Passu Indebtedness, as the case may be, an “Asset Sale Offer”).

(d)  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the Regular Record Date to receive interest due on the relevant Interest Payment Date, and will be payable in cash.

(e)  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

Section 4.21.  Additional Amounts.

(a)  All payments made by the Issuer or any Guarantor under or with respect to the Notes or the Guarantees, including any consideration transferred in connection with a conversion of Notes (whether Cash Settlement, Physical Settlement or Combination Settlement), shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the withholding or deduction is then required by applicable Law. If any withholding or deduction for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Issuer or any Guarantor (including any successor or other surviving entity) is then incorporated, organized, engaged in business or resident for tax purposes or any political subdivision or taxing authority thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any paying agent) (each of clauses (1) and (2), a “Tax Jurisdiction”) will at any time be required to be made from any payments made under or with respect to the Notes or the Guarantees, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder (including payments of Additional Amounts) after such withholding or deduction will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided that no Additional Amounts will be payable with respect to any of the following (referred to herein as “Excluded Taxes”):

(i)  any Taxes that would not have been imposed but for the Holder or beneficial owner (or fiduciary, settlor, beneficiary, partner, member or shareholder of the Holder, as the case may be) of the Notes being a citizen or resident or national of, organized in or carrying on a business in the relevant Tax Jurisdiction in which such Taxes are imposed or having any other present or former connection with the relevant Tax Jurisdiction other than the mere acquisition, holding, disposition, enforcement or receipt of payment in respect of the Notes;

(ii)  any Taxes that are imposed or withheld as a result of the failure of the Holder or beneficial owner of the Notes to comply with any reasonable written request, made to that Holder or beneficial owner in writing at least 30 days before any such withholding or deduction would be made, by the Issuer, any Guarantor or any Paying Agent to provide timely and accurate information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid and timely declaration or similar claim or satisfy any certification, information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to any exemption from or reduction in all or part of such Taxes, but only to the extent that the Holder or beneficial owner is legally eligible to provide such evidence and such compliance is not more onerous to the Holder or beneficial owner than would be comparable certification, information, documentation or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9 or any comparable successor forms);

(iii) any Taxes imposed with respect to any Note presented for payment (where presentation is required for payment) more than 30 days after the date on which the relevant payment is became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on any day during such 30-day period);

(iv)  any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(v)  any Tax required to be withheld or deducted under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any amended or successor versions of such Sections (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(vi)  other than with respect to the initial Holder of the Notes, any Taxes withheld, deducted or imposed because the Holder or beneficial owner of the Notes, or any other person entitled to payments under the Notes, does not deal at arm’s length with the Issuer or a relevant Guarantor or paying agent for purposes of the Income Tax Act (Canada) or is a person who is, or who does not deal at arm’s length with, a person who is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Issuer or a relevant Guarantor or paying agent at a relevant time;

(vii)  any Taxes withheld, deducted or imposed on a payment on or with respect to the Notes to a Holder that is a fiduciary, a partnership or a person other than the sole beneficial owner of any such payment, if a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to the payment of Additional Amounts had it been the Holder of the Note; or

(viii)  any combination of clauses (i) through (vii) of this Section 4.21(a).

(b)  If the Issuer or any Guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Issuer shall provide the Trustee with documentation reasonably satisfactory to each of them evidencing the payment of Additional Amounts.

(c)  The relevant Guarantor shall make all withholdings and deductions required by Law and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Upon request, the Issuer will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld. The Issuer shall be responsible for making all calculations called for under this Indenture and the Notes, and the Trustee shall be entitled to conclusively rely on any such calculation provided for in an Officer’s Certificate.

(d)  Whenever in this Indenture there is mentioned, in any context (i) the payment of principal (and premium, if any), (ii) redemption prices or purchase prices in connection with a redemption or repurchase of Notes, (iii) interest, or (iv) any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)  The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and each Holder or beneficial owner of the Notes for and hold them harmless against the full amount of (i) any Taxes, other than Excluded Taxes, paid by the Trustee or any Paying Agent or any Holder or beneficial owner of the Notes in connection with payments made under or with respect to the Notes or the Guarantees held by such Holder or beneficial owner, including any consideration transferred in connection with a conversion of Notes (whether Cash Settlement, Physical Settlement or Combination Settlement), and (ii) any Taxes, other than Excluded Taxes, levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii). A certificate as to the amount of such requested indemnification, delivered by the Trustee or any Paying Agent or such Holder or beneficial owners, shall be conclusive absent manifest error. The Issuer shall pay, and indemnify the Trustee, the Paying Agent and each Holder or beneficial owner of the Notes for, any present or future stamp, issue, registration, transfer, court or documentary taxes or any other excise, property or similar Taxes that arise in any relevant Tax Jurisdiction (and, in the case of enforcement, any jurisdiction) from the execution, issuance, delivery or enforcement of the Notes, the Guarantees, this Indenture or any other document or instrument in relation thereto, or the receipt of any payments, including any consideration transferred in connection with a conversion of Notes (whether Cash Settlement, Physical Settlement or Combination Settlement), with respect to the Notes or any Guarantees.

(f)  The obligations described in this Section 4.21 will survive any termination, defeasance or discharge of this Indenture, and transfer by a holder or beneficial owner of the Notes, and will apply mutatis mutandis to any jurisdiction (i) in which any successor Person to the Issuer or any Guarantor is organized, engaged in business or resident for tax purposes or any political subdivision or taxing authority thereof or therein or (ii) from or through which payment is made by or on behalf of such successor Person.

Article 5
Lists of Holders and Reports by the Issuer and the Trustee

Section 5.01.  Lists of Holders. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee not more than 15 days after each Regular Record Date beginning with the Regular Record Date on [●], 2023, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders, the principal amount of Notes owned by such Holders and the aggregate principal amount of Notes outstanding (the “Register Information”) as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02.  Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished. Within 15 days after the Trustee receives a request from any registered Holder for a copy of the Register Information, accompanied by a declaration from such registered Holder which purports to be in compliance with the Business Corporations Act (Alberta), the Trustee shall furnish the Register Information (as of the day that the declaration is delivered) to such Holder if such declaration complies with the Business Corporations Act (Alberta); provided that each of the Trustees shall be entitled to charge a reasonable fee for so doing.

Article 6
Defaults and Remedies

Section 6.01.  Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)  default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 consecutive days;

(b)  default in the payment when due (at maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise) of the principal of, or premium, if any, on, the Notes;

(c)  failure by the Issuer to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right (including failure to pay or deliver, as the case may be, the Settlement Amount due upon conversion of the Notes) and such failure continues for three Business Days;

(d)  failure by the Issuer to issue a Fundamental Change Notice in accordance with Section 14.01 (and otherwise comply with the provisions of Article 14) or notice of a Make-Whole Fundamental Change in accordance with Section 13.03(d), in each case when due and such failure continues for five Business Days;

(e)  failure by the Issuer to comply with the provisions described in Article 11;

(f)  failure by the Issuer or any of the Guarantors for 60 days, after written notice of such failure to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class, to comply with any of the other covenants or agreements (other than such obligations referenced above in clauses (a) through (e) of this Section 6.01) in this Indenture;

(g)  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or of its Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (1) is caused by a failure to pay principal of, premium on, if any, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (2) results in the acceleration of such Indebtedness prior to its express maturity or that enables or permits (after giving effect to any applicable notice periods, if any, and any grace periods) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the redemption thereof or any offer to redeem such indebtedness to be made in respect thereof, prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been or could be so accelerated, aggregates $25.0 million or more;

(h)  failure by the Issuer or any of its Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(i)  failure by the Issuer or any of its Subsidiaries to perform any covenant or other agreement or condition under any existing or future offtake or royalty agreement, the effect of which is to cause the acceleration of payments of $25.0 million or more under such agreement;

(j)  except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee;

(k)  the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy or Insolvency Laws:

(i)  commences a voluntary case;

(ii)  consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv)  makes a general assignment for the benefit of its creditors;

(v)  generally is not paying its debts as they become due; or

(vi)  commences or is subject to another Insolvency Event;

(l)  a court of competent jurisdiction enters an order or decree under any Bankruptcy or Insolvency Laws that:

(i)  is for relief against the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(ii)  appoints a custodian of the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or

(iii) orders the liquidation of the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.  Acceleration; Rescission and Annulment. If one or more Events of Default (other than an Event of Default specified in Section 6.01(k) or Section 6.01(l) with respect to the Issuer or a Significant Subsidiary) shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare 100% of the principal of, and premium, if any, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(k) or Section 6.01(l) with respect to the Issuer (and not with respect to a Significant Subsidiary) occurs and is continuing, 100% of the principal of, and premium, if any, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and premium, if any, and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.08, then and in every such case (except as provided in the immediately succeeding sentence) the Required Holders (including, without limitation, additional Notes), by written notice to the Issuer and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or premium, if any, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Notwithstanding anything to the contrary in this Indenture or the Notes, if the Notes are accelerated or otherwise become due prior to their stated maturity, in each case as a result of an Event of Default (including, but not limited to, an Event of Default specified in Section 6.01(k) or Section 6.01(l) (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law)), the amount that shall then be due and payable shall be equal to: (x) 100% of the principal amount of the Notes then outstanding plus the Applicable Premium in effect on the date of such acceleration plus (y) accrued and unpaid interest to, but excluding, the date of such acceleration, in each case as if such acceleration were an optional redemption of the Notes so accelerated. Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an Event of Default (including, but not limited to, an Event of Default specified in Section 6.01(k) or Section 6.01(l) (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law)), the Applicable Premium with respect to an optional redemption of the Notes shall also be due and payable as though the Notes had been optionally redeemed on the date of such acceleration and shall constitute part of the Obligations with respect to the Notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. If the Applicable Premium becomes due and payable, it shall be deemed to be principal of the Notes and interest shall accrue on the full principal amount of the Notes (including the Applicable Premium) from and after the applicable triggering event, including in connection with an Event of Default specified in Section 6.01(k) or Section 6.01(l). Any premium payable pursuant to this paragraph shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the Notes and the Issuer agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes or this Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. THE ISSUER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the premium shall be payable notwithstanding the then-prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between the Holders and the Issuer giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Issuer shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer expressly acknowledges that its agreement to pay the premium to the Holders as herein described is a material inducement to the Holders to purchase the Notes. THE PREMIUM IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, AND THE PARTIES HERETO EACH ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PREMIUM AMOUNT IS INTENDED TO BE A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES AND NOT A PENALTY.

Section 6.03.  Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a), (b) or (c) of Section 6.01 shall have occurred and be continuing, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Issuer shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under the Bankruptcy or Insolvency Laws, or any other applicable Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the event of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.08 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.04. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee (in each of its capacities under this Indenture) and the Canadian Co-Trustee hereunder;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion), premium, if any, and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Issuer.

Section 6.05.  Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture or the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)  such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)  Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)  such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any losses, liabilities, costs, or expenses;

(d)  the Trustee for 60 days after its receipt of such written notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)  no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Required Holders within such 60-day period pursuant to Section 6.08, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder), or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.05, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to institute suit for the enforcement of its right to receive payment or delivery, as the case may be, of (w) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (x) premium, if any, on, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

Section 6.06.  Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.07.  Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.05, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.08.  Direction of Proceedings and Waiver of Defaults by Required Holders. Subject to the Trustee’s right to receive security or indemnity from the relevant Holders as described herein, the Required Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holder) or that would involve the Trustee in personal liability or that conflicts with applicable Law or this Indenture.

The Required Holders may on behalf of the Holders of all of the Notes (x) waive any past Default or Event of Default hereunder and its consequences except any continuing defaults relating to (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Issuer to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected, and (y) rescind any resulting acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than nonpayment of the principal of, and interest on, the Notes that have become due solely by such acceleration) have been cured or waived. Upon any such waiver the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.08, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.09.  Notice of Defaults. The Trustee shall, within 90 days after a Responsible Officer obtains actual knowledge of the occurrence and continuance of a Default, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or premium, if any, or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer determines in good faith that the withholding of such notice is in the interests of the Holders.

Section 6.10.  Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, on, or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 13.

Article 7

Concerning the Trustee

Section 7.01.  Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided, to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability, cost or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence or its own willful misconduct, except that:

(a)  prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written or actual knowledge and after the curing or waiving of all Events of Default that may have occurred:

(i)  the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)  in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein); provided, however, that the Trustee need not act or refrain from acting based on any certificate or opinion that it determines to be not in conformity with the requirements of this Indenture. If presented with a non-conforming certificate or opinion, the Trustee may request the delivering party to re-issue the certificate or opinion in the manner required by this Indenture before taking any action;

(b)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a court of competent jurisdiction in a final and non-appealable decision that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Required Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)  whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(e)  the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)  if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)  in the absence of written investment direction from the Issuer, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Issuer;

(h)  under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes; and

(i)  none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Section 7.02.  Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)  the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

(c)  whenever in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate;

(d)  the Trustee may consult with counsel of its selection, and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g)  the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h)  the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such times to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(i)  the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

(j)  the Trustee shall not be required to give any bond or surety in respect of its powers and duties hereunder; and

(k)  neither the Trustee nor any of its directors, officers, employees, agents, or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Issuer, or any of their respective directors, members, officers, agents, affiliates, or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy or omission in the information obtained from the Issuer or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties or set forth herein as a result of any inaccuracy or incompleteness.

(l)  In no event shall the Trustees be liable for any special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustees have been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustees shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless written notice of such Default or Event of Default shall have been given to the Trustee and actually received by a Responsible Officer at the Corporate Trust Office of the Trustee by the Issuer or by any Holder or any agent of any Holder, referencing this Indenture and/or of the Notes and stating that it is a “notice of default.”

(m)  For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Article 7 and throughout this Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Canadian Co-Trustee, the Trustee in each of its other capacities hereunder and each other agent, custodian and Person employed to act hereunder in such capacities as the Trustee is serving hereunder. The Canadian Co-Trustee, if undertaking duties and obligations hereunder, shall be subject to the same standards, requirements, rights, privileges, protections, immunities and benefits applicable to the Trustee hereunder.

Section 7.03.  No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity, enforceability or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any disclosure material prepared or distributed with respect to the issuance of the Notes.

Section 7.04.  Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05.  Monies and Common Shares to Be Held in Trust. All monies and Common Shares received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and Common Shares held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law. The Trustee shall be under no liability for interest on any money or Common Shares received by it hereunder except as may be agreed from time to time by the Issuer and the Trustee. The Trustee shall not be obligated to take possession of any Common Shares, whether on conversion or in connection with any discharge of this Indenture pursuant to Article 3 hereof, but shall satisfy its obligation as Conversion Agent by working through the stock transfer agent of the Issuer from time to time as directed by the Issuer.

Section 7.06.  Compensation and Expenses of Trustee. The Issuer covenants and agrees to pay to the Trustee, in any capacity under this Indenture, from time to time and the Trustee shall receive such compensation agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Issuer, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements, charges and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ and including reasonable attorneys’ fees in connection with its enforcement of its rights to indemnity herein) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction. The Issuer also covenants to indemnify the Trustee or any predecessor Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, directors, attorneys, employees and agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Issuer, a Holder or any other Person), damage, liability or expense (including reasonable attorneys’ fees) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises and enforcement of this Section 7.06. The obligations of the Issuer under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.04, funds held in trust herewith for the benefit of the Holders of particular Notes, and, for the avoidance of doubt, such lien shall not be extended in a manner that would conflict with the Issuer’s obligations to its other creditors. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Issuer. The obligation of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the payment of the Notes, and the earlier resignation or removal of the Trustee. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The covenant to pay the compensation, expenses and disbursements and the indemnification provided in this Section 7.06 shall extend to the Canadian Co-Trustee and to the officers, directors, agents and employees of the Trustee and the Canadian Co-Trustee.

Without prejudice to any other rights available to the Trustee under applicable Law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(k) or Section 6.01(l) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy or Insolvency Laws.

Section 7.07.  Officer’s Certificate and Opinion of Counsel as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee, and such Officer’s Certificate and Opinion of Counsel, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08.  Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least the minimum amount required by the Trust Indenture Act. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09.  Resignation or Removal of Trustee. (a) The Trustees may at any time resign by giving written notice of such resignation to the Issuer and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by an Officer of the Issuer, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation to the Holders, the resigning trustee may, at the expense of the Issuer, upon 10 Business Days’ notice to the Issuer and the Holders, petition any court of competent jurisdiction, for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.10, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)  In case at any time any of the following shall occur:

(i)  the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

(ii)  the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Issuer may by an Officer’s Certificate remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by an Officer’s Certificate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.10, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)  The Required Holders may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Issuer of such nomination the Issuer objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)  Any resignation or removal of either of the Trustees and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10.  Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Canadian Co-Trustee herein; however, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Issuer and the successor trustee, at the written direction and at the expense of the Issuer shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Issuer fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Issuer.

No resigning trustee shall be responsible or liable for the actions or inactions of any successor Trustee.

Section 7.11.  Succession by Merger, Etc. Any corporation or other entity into which either of the Trustees may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which either of the Trustees shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to such Trustee or Canadian Co-Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee or Canadian Co-Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12.  Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Issuer for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date notice to the Issuer has been deemed given pursuant to Section 17.03, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13.  Privacy (Canadian Co-Trustee). The parties acknowledge that federal and/or provincial legislation in Canada that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither the Issuer nor the Canadian Co-Trustee shall take or direct any action that would contravene or cause the other to contravene applicable Privacy Laws. The Issuer shall, prior to transferring or causing to be transferred personal information to the Canadian Co-Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under Privacy Laws. The Canadian Co-Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Canadian Co-Trustee agrees: (1) to have a designated chief privacy officer; (2) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (3) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Issuer or the individual involved; (4) not to sell or otherwise improperly disclose personal information to any third party; and (5) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

Section 7.14.  Trustee and Canadian Co-Trustee. The rights, powers, duties and obligations conferred and imposed upon the Trustee and the Canadian Co-Trustee are conferred and imposed upon and shall be exercised and performed by the Trustee and the Canadian Co-Trustee, as applicable, severally and not jointly. Neither the Trustee nor the Canadian Co-Trustee shall have any duty to supervise, and shall in no event be liable for, the acts and omissions of the other. The Canadian Co-Trustee shall comply with the applicable provisions of the Business Corporations Act (Alberta), Loan and Trust Corporations Act (Alberta) and any other applicable statute of Canada or any province or territory thereof and the regulations thereunder as amended or re-enacted from time to time.

Article 8
Concerning The Holders

Section 8.01.  Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Notes, the Issuer or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02.  Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument or writing by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03.  Who Are Deemed Absolute Owners. The Issuer, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, premium, if any, on, and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Issuer nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Common Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Issuer, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04.  Issuer-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Issuer or by any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Issuer or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05.  Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
Holders’ Meetings

Section 9.01.  Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)  to give any notice to the Issuer or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)  to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)  to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02.  Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Issuer. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Issuer and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.  Call of Meetings by Issuer or Holders. In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Issuer or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04.  Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 9.05.  Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 9.03, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes (including, without limitation, additional Notes) represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.  Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.  No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Article 10
Amendment, Supplement and Waiver

Section 10.01.  Without Consent of Holders. Without the consent of any Holder, the Issuer and the Trustees, at the Issuer’s expense, may from time to time and at any time amend or supplement this Indenture, the Notes or the Guarantees to:

(a)  cure any ambiguity, omission, defect or inconsistency in this Indenture;

(b)  provide for the assumption by a Successor Corporation of the obligations of the Issuer under this Indenture pursuant to Article 11;

(c)  add guarantees with respect to the Notes;

(d)  secure the Notes;

(e)  add to the covenants or Events of Default of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer under this Indenture;

(f)  make any change that does not adversely affect the rights of any Holder in any material respect;

(g)  increase the Conversion Rate as provided herein;

(h)  provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under this Indenture by more than one trustee, or provide for the assumption by any successor Trustee, Canadian Co-Trustee, Paying Agent, Note Registrar, Custodian, Conversion Agent, authenticating agent or other agent of the respective obligations of such agents under this Indenture;

(i)  irrevocably elect a Settlement Method or a Specified Dollar Amount, or eliminate the Issuer’s ability to select a Settlement Method; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 13.02;

(j)  in connection with any Merger Event, provide that the notes are convertible into Reference Property, subject to the provisions of Article 13, and make such related changes to the terms of the Notes to the extent expressly required by Section 13.06;

(k)  comply with the rules of any applicable Depositary, including The Depository Trust Company, so long as such amendment does not materially and adversely affect the rights of any Holder;

(l)  provide for the issuance of additional Notes in accordance with this Indenture; or

(m)  comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act to the extent this Indenture is qualified thereunder.

Upon the written request of the Issuer, the Trustees are hereby authorized to join with the Issuer in the execution of any such amendment or supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustees shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the rights, duties or immunities of the Trustees under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Issuer and the Trustees without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.  With Consent of Holders. With the written consent of the Required Holders (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Issuer and the Trustees, at the Issuer’s expense, may from time to time and at any time amend or supplement, or waive compliance with any provision under, this Indenture, the Notes or the Guarantees; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment, supplement or waiver may (with respect to any Notes held by a non-consenting Holder):

(a)  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)  reduce the rate of or extend the stated time for payment of interest on any Note;

(c)  reduce the principal of, reduce the premium payable upon conversion or redemption of a Note, or extend the Maturity Date of any Note;

(d)  make any change that adversely affects the conversion rights of any Notes;

(e)  reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Issuer’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)  make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g)  change the ranking of the Notes;

(h)  release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(i)  impair the right of any Holder to receive payment of principal and interest on such Holder’s Note on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(j)  make any change in the preceding amendment, supplement and waiver provisions or in the waiver provisions in Section 6.02 or Section 6.08.

Upon the written request of the Issuer, and upon the filing with the Trustees of evidence of the consent of the Required Holders as aforesaid and subject to Section 10.05, the Trustees shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the rights, duties or immunities of the Trustees under this Indenture or otherwise, in which case the Trustees may in their discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such Holders approve the substance thereof. After any such amendment, supplement or waiver becomes effective, the Issuer shall deliver to the Holders a notice (with a copy to the Trustees) briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders (with a copy to the Trustee), or any defect in the notice, will not impair or affect the validity of such amendment, supplement or waiver.

Section 10.03.  Effect of Consents. Upon the execution of any amendment, supplemental indenture or waiver pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment, supplemental indenture or waiver shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.  Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Issuer’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05.  Trustee to Sign Amendments; Evidence of Compliance to Be Furnished to Trustee. In addition to the documents required by Section 17.05, the Trustees shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment or supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture. Such Opinion of Counsel shall include a customary legal opinion stating that such amendment or supplemental indenture is the valid and binding obligation of the Issuer, subject to customary exceptions and qualifications. The Trustees shall have no responsibility for determining whether any amendment, supplemental indenture or waiver will or may have an adverse effect on any Holder.

Article 11
Successors

Section 11.01.  Merger, Amalgamation, Consolidation, or Sale of Assets. The Issuer shall not, directly or indirectly: (1) merge, amalgamate or consolidate with or into another Person (whether or not the Issuer is the surviving or continuing corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(a)  either: (i) the Issuer is the surviving or continuing corporation; or (ii) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of Canada, any province or territory of Canada, the United States, any state of the United States or the District of Columbia;

(b)  the Person formed by or surviving or continuing from any such consolidation, merger or amalgamation (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Successor Corporation”) assumes all the obligations of the Issuer under the Notes and this Indenture or is liable for those obligations by operation of law;

(c)  if, upon the occurrence of any such transaction, (x) the Notes would become convertible into securities issued by an issuer other than the resulting, surviving, transferee or successor corporation, and (y) such resulting, surviving, transferee or successor corporation is a Wholly Owned Subsidiary of the issuer of such securities into which the Notes have become convertible, such other issuer shall fully and unconditionally guarantee on a senior basis the resulting, surviving, transferee or successor corporation’s obligations under the Notes;

(d) each Guarantor, unless such Guarantor is the Person with which the Issuer has entered into a transaction under this Section 11.01, will have confirmed in writing that its Guarantee will continue to apply to the Obligations of the Issuer or the surviving entity under the Notes and this Indenture;

(e) immediately after such transaction, no Default or Event of Default exists; and

(f) the Issuer shall have delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that (i) such transaction and such assumption agreements and confirmations described in the preceding clauses (b) and (c) comply with all requirements of this Indenture and (ii) all conditions precedent in this Indenture have been complied with.

In addition, the Issuer shall not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This Section 11.01 shall not apply to (i) any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and any one or more of its Subsidiaries or between or among any one or more of the Issuer’s Subsidiaries and (ii) any Permitted Tax Reorganization. Section 11.01(e) shall not apply to any merger, amalgamation, consolidation or arrangement of the Issuer with or into one or more of its Subsidiaries for any purpose.

For purposes of this Section 11.01, the sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Section 11.02. Successor Corporation to Be Substituted. In case of any such merger, amalgamation, consolidation, sale, conveyance, transfer or lease and upon the assumption by the Successor Corporation, by supplemental indenture, executed and delivered to the Trustees and satisfactory in form to the Trustees, of the due and punctual payment of the principal of, premium, if any, on and accrued and unpaid interest on, all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Issuer, such Successor Corporation (if not the Issuer) shall succeed to and, except in the case of a lease of all or substantially all of the Issuer’s properties and assets, shall be substituted for the Issuer, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the Issuer under this Indenture. Such Successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Corporation instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Issuer to the Trustee for authentication, and any Notes that such Successor Corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Issuer” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such merger, amalgamation, consolidation, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Article 12

Immunity of Incorporators, Shareholders, Officers and Directors

Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of, or premium, if any, or accrued and unpaid interest on, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article 13
Conversion of Notes

Section 13.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article 13, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1.00 in excess thereof) of such Note at any time prior to the close of business on the second Trading Day immediately preceding the Maturity Date at an initial conversion rate of 76.923077 Common Shares (subject to adjustment as provided in this Article 13, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 13.02, the “Conversion Obligation”). Any conversion of Notes and any calculation or adjustment in connection with any conversion (including, for the avoidance of doubt, any Specified Dollar Amount), in excess of $1,000 will be calculated and converted on a proportional basis.

Section 13.02. Conversion Procedure; Settlement Upon Conversion.

(a) Settlement Method and Amounts.

(i) Subject to this Section 13.02 and Section 4.11, upon conversion of any Note, the Issuer shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, Common Shares, together with cash, if applicable, in lieu of delivering any fractional share in accordance with Section 13.02(k) (“Physical Settlement”), cash (“Cash Settlement”) or a combination of cash and Common Shares, together with cash, if applicable, in lieu of delivering any fractional share in accordance with Section 13.02(k) (“Combination Settlement”), at the Issuer’s election, as set forth in this Section 13.02. All conversions for which the relevant Conversion Date occurs during a Redemption Period, and all conversions for which the relevant Conversion Date occurs on or after [the 32nd day prior to the Maturity Date], shall be settled using the same Settlement Method and in the same proportions of cash and/or Common Shares during the respective periods.

(ii) The Issuer shall use the same Settlement Method for all conversions with the same Conversion Date and in the same proportions of cash and/or Common Shares during the respective periods, but the Issuer shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii) If, in respect of any Conversion Date (or any conversions for which the relevant Conversion Date occurs during a Redemption Period), the Issuer elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Issuer shall deliver such Settlement Notice to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee), no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs during a Redemption Period, in the applicable Redemption Notice). If the Issuer does not elect a Settlement Method with respect to a Conversion Date as set forth in the immediately preceding sentence, the Issuer shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Issuer timely delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes to be converted in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. For the avoidance of doubt, the Issuer’s failure to timely elect a Settlement Method or specify the applicable Specified Dollar Amount will not constitute a Default or Event of Default under this Indenture.

(iv) The cash, Common Shares or combination of cash and Common Shares in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Issuer elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Issuer shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of Common Shares equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Issuer elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Issuer shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 30 consecutive Trading Days during the related Observation Period; and

(C) if the Issuer elects to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Issuer shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive Trading Days during the related Observation Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Issuer promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares, the Issuer shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 13.02(f), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the applicable procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(i) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) (a notice pursuant to the applicable procedure of the Depositary or a notice as set forth in the Form of Notice of Conversion, a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Common Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents in a form reasonably satisfactory to the Conversion Agent), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents in a form reasonably satisfactory to the Conversion Agent and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(i). The Trustee (and if different, the Conversion Agent) shall notify the Issuer of any conversion pursuant to this Article 13 on the Conversion Date for such conversion. No Notes may be surrendered for conversion by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuer in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 14.02.

(c) If more than one Note is surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Subject to Section 13.06(a), the Issuer shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Issuer elects to satisfy its Conversion Obligation through Physical Settlement, or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any Common Shares are due to a converting Holder, the Issuer shall issue or cause to be issued, and deliver (if applicable) to the converting Holder, or such Holder’s nominee or nominees, the full number of Common Shares to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Issuer’s Conversion Obligation.

(e) In case any Note shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(f) If a Holder submits a Note for conversion, the Issuer shall pay any Transfer Taxes on the issue of any Common Shares upon conversion, unless such Transfer Taxes are due because the Holder requests such Common Shares to be issued in a name other than such Holder’s name, in which case the Holder shall pay those Transfer Taxes. The Conversion Agent may refuse to deliver certificates representing the Common Shares being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any Transfer Taxes that are due by such Holder in accordance with the immediately preceding sentence.

(g) Except as provided in Section 13.04, no adjustment shall be made for dividends on any Common Shares issued upon the conversion of any Note as provided in this Article 13.

(h) Upon the conversion of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(i) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth in this Section 13.02(i), and the Issuer will not adjust the Conversion Rate for any accrued and unpaid interest on any converted Notes. The Issuer’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and Common Shares, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes (to, but not including the corresponding Interest Payment Date) on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on such Regular Record Date); provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Issuer has specified a Redemption Date that is after a Regular Record Date and on or prior to the Trading Day immediately following the corresponding Interest Payment Date; (3) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record at the close of business on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date described in clause (2) of the immediately preceding sentence and any Fundamental Change Repurchase Date described in clause (3) of the immediately preceding sentence shall receive and retain the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been converted following such Regular Record Date.

(j) The Person in whose name the Common Shares shall be issuable upon conversion shall be treated as a shareholder of record as of the close of business on the relevant Conversion Date (if the Issuer elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Issuer elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion. Prior to conversion of a Holder’s Note, such Holder (in such capacity) shall not have any rights as a shareholder of the Issuer.

(k) The Issuer shall not issue any fractional share of Common Shares upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Shares issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day), in the case of Physical Settlement, or based on the Daily VWAP for the last Trading Day of the relevant Observation Period, in the case of Combination Settlement. For each Note surrendered for conversion, if the Issuer has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 13.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or during a Redemption Period.

(a) If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or (ii) the Issuer issues a Redemption Notice as provided under Section 15.02 and a Holder elects to convert such Notes with a Conversion Date during the related Redemption Period, the Issuer shall, in each case, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion based on the following formula:

CR1 = CR0 X RP

where:

CR0	=	the Conversion Rate in effect immediately before the open of business on the Effective Date of such Make-Whole Fundamental Change or on the related Redemption Notice Date, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Effective Date of such Make-Whole Fundamental Change or on the related Redemption Notice Date, as applicable; and

RP	=	(x) with respect to such Make-Whole Fundamental Change, the Redemption Price (expressed as a percentage), including the Applicable Premium, that would have applied if the Effective Date of such Make-Whole Fundamental Change were a Redemption Date and (y) with respect to an Optional Redemption, the related Redemption Price (expressed as a percentage) set forth in such Redemption Notice.

(b) A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). A conversion of Notes shall be deemed for these purposes to be “in connection with” such Redemption Notice if the Notice of Conversion of the Notes is received by the Conversion Agent during the related Redemption Period.

(c) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or of Notes called for redemption with a Conversion Date occurring during the related Redemption Period, the Issuer shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement based on the Conversion Rate as increased pursuant to the formula set forth above in Section 13.03(a); provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the price paid (or deemed to be paid) per share of the Common Shares (the “Share Price”) for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate multiplied by such Share Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date.

(d) The Issuer shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change in writing no later than five Business Days after such Effective Date, briefly stating (1) the circumstances under which the Conversion Rate will be increased pursuant to this Section 13.03 in connection with such Make-Whole Fundamental Change, (2) the relevant Conversion Rate increase and (3) the material dates related to conversion with respect to such Make-Whole Fundamental Change or such Optional Redemption.

(e) Nothing in this Section 13.03 shall prevent an adjustment to the Conversion Rate that would otherwise be required pursuant to Section 13.04 in respect of a Make-Whole Fundamental Change.

Section 13.04. Other Conversion Rate Adjustments. The Conversion Rate shall be adjusted from time to time by the Issuer if any of the following events occurs, except that the Issuer shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 13.04, without having to convert their Notes, as if they held a number of Common Shares equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Neither the Trustee nor the Conversion Agent shall have any responsibility to verify the accuracy of any adjustment to the Conversion Rate. The Issuer shall notify the Holders, the Trustee and the Conversion Agent promptly in writing of any adjustments to the Conversion Rate, which adjustments shall be conclusive and binding on holders, absent manifest error.

(a) If, on any date the Common Shares are not then listed on the Listing Market, there shall occur any increase or decrease in the amount or value of the Capital Stock of the Issuer as a result of a recapitalization, merger, consolidation, share dividend, share split, reverse split, issuance of shares, rights, options or warrants, distribution of shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, cash dividend or distribution, tender or exchange offer for the Common Shares, conversion, exchange or reclassification of equity or like event, as applicable, then the Conversion Rate shall be adjusted to preserve the economic effect of the conversion privilege of the Notes, in a manner comparable to Section 13.04(b) through Section 13.04(f), as reasonably determined (x) by the Board of Directors and consented to by the Required Holders or (y) by an Independent Financial Advisor.

(b) If, on or after the Listing Date and so long as the Common Shares are then listed on the Listing Market, the Issuer exclusively issues Common Shares as a dividend or distribution on Common Shares to all or substantially all holders of the Common Shares, or if the Issuer effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 X	OS1
OS0

where:

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable; and

OS1	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 13.04(b) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 13.04(b) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Issuer determines in good faith not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(c) If, on or after the Listing Date and so long as the Common Shares are then listed on the Listing Market, the Issuer issues to all or substantially all holders of the Common Shares any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Common Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 X	OS + X
OS + Y

where:

CR0	=	the Conversion Rate in effect immediately prior to the open of business on such Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 13.04(c) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that Common Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 13.04(c), in determining whether any rights, options or warrants entitle the holders of the Common Shares to subscribe for or purchase Common Shares at less than such average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Issuer in good faith.

(d) If, on or after the Listing Date and so long as the Common Shares are then listed on the Listing Market, the Issuer distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Shares, excluding (i) dividends, distributions or issuances as to which an adjustment was effected (or would be effected, disregarding the 1% Provision) pursuant to Section 13.04(b) or Section 13.04(c), (ii) rights issued under a shareholder rights plan (except as provided in Section 13.09), (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 13.04(e) shall apply, (iv) distributions of Reference Property in exchange for, or upon conversion of, Common Shares in a Merger Event and (v) Spin-Offs as to which the provisions set forth in this Section 13.04(d) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 X	SP
SP – FMV

where:

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Issuer in good faith) of the Distributed Property with respect to each outstanding share of the Common Shares on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 13.04(d) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. In the case of any distribution of rights, options or warrants, to the extent such rights, options or warrants expire unexercised, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect had such unexercised rights, options or warrants not been distributed. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Common Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 13.04(d) where there has been a payment of a dividend or other distribution on the Common Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, other business unit or Affiliate of the Issuer, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 X	FMV + SP
SP

where:

CR0	=	the Conversion Rate in effect immediately prior to the end of the Spin-Off Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Spin-Off Valuation Period;

FMV	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Shares applicable to one share of the Common Shares (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Spin-Off Valuation Period”); and

SP	=	the average of the Last Reported Sale Prices of the Common Shares over the Spin-Off Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Spin-Off Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Spin-Off Valuation Period, the reference to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Spin-Off Valuation Period, the reference to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day.

If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 13.04(d) (and subject in all respects to Section 13.09), rights, options or warrants distributed by the Issuer to all holders of the Common Shares entitling them to subscribe for or purchase shares of the Issuer’s Capital Stock (or the capital stock of an another entity distributed pursuant to the Spin-Off), including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this Section 13.04(d) (and no adjustment to the Conversion Rate under this Section 13.04(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.04(d). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04(d) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 13.04(b), Section 13.04(c) and this Section 13.04(d), if any dividend or distribution to which this Section 13.04(d) is applicable also includes one or both of:

(A) a dividend or distribution of Common Shares to which Section 13.04(b) is applicable (a “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 13.04(c) is applicable (a “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.04(d) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 13.04(d) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 13.04(b) and Section 13.04(c) with respect thereto shall then be made, except that, if determined by the Issuer (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Common Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 13.04(b) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 13.04(c).

(e) If, on or after the Listing Date and so long as the Common Shares are then listed on the Listing Market, any cash dividend or distribution is made to all or substantially all holders of the Common Shares, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 X	SP
SP – C

where:

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP	=	the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Issuer distributes to all or substantially all holders of the Common Shares.

Any increase pursuant to this Section 13.04(e) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Issuer determines in good faith not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of Common Shares, the amount of cash that such Holder would have received if such Holder owned a number of Common Shares equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(f) If, on or after the Listing Date and so long as the Common Shares are then listed on the Listing Market, the Issuer or any of its Subsidiaries make a payment in respect of a tender or exchange offer (with “tender or exchange offer” including an issuer bid (as defined under Canadian securities laws)) for the Common Shares (other than any odd-lot tender offer and any normal course issuer bid effected in accordance with Canadian securities laws), to the extent that the cash and value of any other consideration included in the payment per share of the Common Shares exceeds the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 X	AC + (SP X OS1)
SP X OS0

where:

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (such expiration date, the “Expiration Date”);

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Issuer in good faith) paid or payable for Common Shares purchased in such tender or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Common Shares outstanding immediately after the Expiration Date (after giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 13.04(f) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.

If the Issuer or one of its Subsidiaries is obligated to purchase Common Shares pursuant to any such tender or exchange offer described in this Section 13.04(f) but the Issuer or such Subsidiary is permanently prevented by applicable Law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

(g) Notwithstanding this Section 13.04 or any other provision of this Indenture or the Notes, if (i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date as described in this Section 13.04, (ii) a Note is to be converted for which the conversion consideration includes Common Shares, (iii) any Trading Day in the Observation Period for such conversion occurs on or after such Ex-Dividend Date and on or before the related Record Date, (iv) the consideration due upon such conversion includes any whole Common Shares based on a Conversion Rate that is adjusted for such dividend or distribution and (v) the Holder would be entitled to participate in such dividend or distribution on account of such shares, then, notwithstanding anything to the contrary, the Conversion Rate adjustment relating to such Ex-Dividend Date shall be made for such conversion in respect of such Trading Day, but the Common Shares issuable with respect to such Trading Day based on such adjusted Conversion Rate shall not be entitled to participate in such dividend or distribution.

(h) If a Holder has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would become the record holder of the Common Shares as of the related Conversion Date as described under Section 13.02(j) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 13.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(i) Except as stated herein, the Issuer shall not adjust the Conversion Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities.

(j) In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f) of this Section 13.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Issuer determines, in good faith, that such increase would be in the Issuer’s best interest. In addition, to the extent permitted by applicable Law and subject to the applicable rules of any exchange on which the Issuer’s securities are then listed, the Issuer may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of Common Shares (or rights to acquire Common Shares) or similar event.

(k) Notwithstanding anything to the contrary in this Article 13, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any Common Shares (other than any such issuance described in clause (b), (c) or (d) of this Section 13.04) at a price below the Conversion Price for the Notes;

(ii) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in Common Shares under any plan;

(iii) upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of the Issuer’s Subsidiaries (other than any shareholder rights plan);

(iv) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued;

(v) for a third-party tender offer by any party other than a tender offer by one or more of the Issuer’s Subsidiaries described in clause (f) of this Section 13.04;

(vi) upon the repurchase of any Common Shares that is not a tender offer or exchange offer of the nature described under clause (f) of this Section 13.04, including structured or derivative transactions and open market repurchases of Common Shares, or transactions pursuant to a share repurchase program approved by the Board of Directors or otherwise;

(vii) solely for a change in the par value of the Common Shares; or

(viii) for accrued and unpaid interest, if any.

(l) All calculations and other determinations under this Article 13 shall be made by the Issuer and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(m) If an adjustment to the Conversion Rate otherwise required by this Section 13.04 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Issuer may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date for any Notes (in the case of Physical Settlement); (iii) on each Trading Day of an Observation Period for any Note; (iii) the effective date of a Fundamental Change and/or Make-Whole Fundamental Change; (iv) if the Issuer calls any Notes for redemption; or (v) [the date that is six months prior to the Maturity Date], in each case, unless the adjustment has already been made. The provision described in the immediately preceding sentence of this Section 13.04(m) is referred to herein as the “1% Provision.”

(n) Whenever the Conversion Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(o) For purposes of this Section 13.04, the number of Common Shares at any time outstanding shall not include Common Shares held in the treasury of the Issuer so long as the Issuer does not pay any dividend or make any distribution on Common Shares held in the treasury of the Issuer, but shall include Common Shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

Section 13.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Issuer to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the Share Price for purposes of a Make-Whole Fundamental Change), the Issuer shall make appropriate adjustments in good faith to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as applicable, of such event occurs at any time during such period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 13.06. Effect of Recapitalizations, Reclassifications and Changes of the Common Shares.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Shares (other than changes in par value or from par value to no par value, or changes resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Issuer,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Issuer and the Issuer’s Subsidiaries or

(iv) any statutory share exchange,

in each case, as a result of which Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of the Merger Event, the Issuer or the successor or acquiring person, as the case may be, shall execute with the Trustee a supplemental indenture, without the consent of the Holders, providing that at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Common Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “Reference Property Unit” meaning the kind and amount of Reference Property that a holder of one share of Common Shares is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Issuer or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(j) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Issuer or the successor or acquiring company, as the case may be, shall continue to have the right to elect to determine the form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of the Conversion Obligation in excess of the principal amount of the Notes being converted, in accordance with Section 13.02, (B) any amount payable in cash upon conversion of the Notes in accordance with Section 13.02 shall continue to be payable in cash, (C) any Common Shares that the Issuer would have been required to deliver upon conversion of the Notes in accordance with Section 13.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Common Shares would have received in such Merger Event and (D) the Daily VWAP shall be calculated based on the value of a Reference Property Unit.

If the Merger Event causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Shares, and (ii) the Reference Property Unit for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Shares. If the holders of the Common Shares receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date multiplied by the price paid per share of Common Shares in such Merger Event and (B) the Issuer shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Merger Event includes, in whole or in part, shares of Common Equity or securities convertible into or exchangeable for shares of Common Equity, the supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 13 with respect to the portion of Reference Property consisting of such Common Equity or securities convertible into or exchangeable for shares of Common Equity. If the Reference Property in respect of any such Merger Event includes shares of stock, securities or other property or assets, other than cash and/or cash equivalents, of a Person other than the Issuer or the successor or purchasing corporation, as the case may be, in such Merger Event and such other company, if an affiliate of the Issuer (or, if the Issuer does not survive the Merger Event, an affiliate of the successor or acquiring company) is party to the transaction, such other company shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders as the Issuer shall in good faith reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 14.

(b) When the Issuer executes a supplemental indenture pursuant to Section 13.06(a), the Issuer shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a Reference Property Unit after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. The Issuer shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Issuer shall not become a party to any Merger Event unless its terms are consistent with this Section 13.06 and in compliance with Section 13.08. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, Common Shares or a combination of cash and Common Shares, as applicable, as set forth in Section 13.01 and Section 13.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section 13.06 shall similarly apply to successive Merger Events.

Section 13.07. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 13. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in Section 13.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Issuer has delivered to the Trustee and the Conversion Agent notices with respect to the commencement or termination of such conversion rights or obligations, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Issuer agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as provided for in this Article 13. Except as otherwise expressly provided herein, neither the Trustee nor any other agent acting under this Indenture (other than the Issuer, if acting in such capacity) shall have any obligation to make any calculation under this Article 13 or to determine whether the Notes may be surrendered for conversion pursuant to this Indenture, or to notify the Issuer or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture.

Section 13.08. Notice to Holders Prior to Certain Actions. In case of any (a) action by the Issuer or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 13.03 or Section 13.04 or (b) voluntary or involuntary dissolution, liquidation or winding-up of the Issuer, then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Issuer shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Issuer or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Shares of record are to be determined for the purposes of such action by the Issuer or one of its Subsidiaries, or (ii) the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Issuer or one of its Subsidiaries, dissolution, liquidation or winding-up.

Section 13.09. Shareholder Rights Plan. If the Issuer has a shareholder rights plan in effect, upon conversion of the Notes, each share of Common Shares, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Issuer distributed to all or substantially all holders of the Common Shares Distributed Property as provided in Section 13.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 13.10. Ineligible Consideration. Notwithstanding anything to the contrary set forth herein, if, prior to the date that is five years plus one day from the Last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Notes, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) as it applied for the 2007 taxation year (referred to herein as “Ineligible Consideration”), such Holders shall not be entitled to receive such Ineligible Consideration but the Issuer or the successor or acquirer, as the case may be, shall have the right (at the sole option of the Issuer or the successor or acquirer, as the case may be) to deliver either such Ineligible Consideration or “prescribed securities,” for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) as it applied for the 2007 taxation year, with a market value equal to the market value of such Ineligible Consideration. The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing as promptly as practicable following the date the Issuer publicly announces such transaction but in no event less than 50 Trading Days prior to the anticipated effective date of such transaction, unless the Issuer previously agreed to a Physical Settlement for all such conversions, in which case the Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing no less than 10 Trading Days prior to the anticipated effective date of such transaction. Such notice shall also state the consideration into which the Notes shall be convertible after the effective date of such transaction. After such notice, the Issuer or the successor or acquirer, as the case may be, may not change the consideration to be delivered upon conversion of the Notes except in accordance with any other provision of this Indenture.

Article 14
Repurchase of Notes at Option of Holders

Section 14.01. Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, the Issuer shall make an offer to repurchase the Notes and each Holder shall, following the receipt of a Fundamental Change Notice, have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 14.02 that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Notice at a repurchase price equal to the applicable Redemption Price plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuer shall instead pay, on or, at the Issuer’s election, before such Interest Payment Date, the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to the applicable Redemption Price of Notes to be repurchased pursuant to this Article 14.

(b) Repurchases of Notes under this Section 14.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Physical Notes to be repurchased shall state:

(1) if Physical Notes have been issued the certificate numbers of the Notes to be delivered for repurchase;

(2) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(3) that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture.

If the Notes are Global Notes, to exercise the Fundamental Change repurchase right, Holders must surrender their Notes in accordance with applicable Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 14.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 14.02.

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 15th Business Day after the occurrence of the effective date of a Fundamental Change, the Issuer shall provide to all Holders and the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee) a written notice (the “Fundamental Change Notice”) of the occurrence of the effective date of the Fundamental Change and an offer by the Issuer to repurchase the Notes at the option of the Holders. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Issuer shall publish such information on the Issuer’s website or through such other public medium as the Issuer may use at that time, including through the filing of a Form 8-K or Form 6-K, as applicable, with the Commission. Each Fundamental Change Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the offer by the Issuer to repurchase the Notes;

(iv) the last date on which a Holder may exercise the repurchase right pursuant to this Article 14;

(v) the Fundamental Change Repurchase Price;

(vi) the Fundamental Change Repurchase Date;

(vii) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(viii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate as a result of a Fundamental Change (or related Make-Whole Fundamental Change);

(ix) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder validly withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(x) the procedures that Holders must follow to require the Issuer to repurchase their Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 14.01.

At the Issuer’s written request, the Trustee shall give such notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Fundamental Change Notice shall be prepared by the Issuer and delivered to the Trustee at least three Business Days prior (or such shorter period as shall be acceptable to the Trustee).

(d) Notwithstanding anything to the contrary in this Article 14, the Issuer shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth in this Article 14 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth above.

(e) Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the applicable procedures of the Depositary shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 14.02. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) in respect of Physical Notes by means of a written notice of withdrawal received by the Corporate Trust Office of the Paying Agent in accordance with this Section 14.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which must be $1,000 or an integral multiple thereof.

If the Notes are Global Notes, such notice of withdrawal must comply with applicable procedures of the Depositary.

Section 14.03. Deposit of Fundamental Change Repurchase Price. (a) The Issuer will deposit with the Trustee (or other Paying Agent appointed by the Issuer, or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Issuer), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided that the Holder has satisfied the conditions in Section 14.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by Section 14.01 by wire transfer of immediately available funds to the account of the Holder or the account of the Depositary or its nominee, as applicable. The Trustee shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Issuer) holds money sufficient to pay the Fundamental Change Repurchase Price (and, to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid interest, if applicable) of the Notes to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or whether or not the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid interest, if applicable).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 14.01, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 14.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change pursuant to this Article 14, the Issuer will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b) comply with any applicable tender offer or other rules under Canadian securities laws;

(c) file a Schedule TO or any other required schedule under the Exchange Act, and file any required schedule under applicable Canadian securities laws; and

(d) otherwise comply in all material respects with all applicable U.S. federal and state securities laws and all applicable corporate and securities laws in each of the provinces and territories of Canada in connection with any offer by the Issuer to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 14 to be exercised in the time and in the manner specified in this Article 14; provided, however, that, to the extent that the Issuer’s obligations to offer to repurchase and to repurchase Notes pursuant to this Article 14 conflict with any applicable Law enacted after the Issue Date, the Issuer’s compliance with such Law will not be considered to be a breach of such obligations.

Article 15
Optional Redemption

Section 15.01. Optional Redemption. No sinking fund is provided for the Notes. At any time and from time to time, the Issuer may redeem (an “Optional Redemption”) for cash all or any part of the Notes, at the applicable Redemption Price plus any accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Section 15.02. Notice of Optional Redemption; Selection of Notes. (a) In case the Issuer exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 15.01, the Issuer shall fix a date for redemption, which date shall be a Business Day (each, a “Redemption Date”), and the Issuer or, at its written request received by the Trustee not less than three Business Days prior to the Redemption Notice Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Issuer, shall deliver or cause to be delivered a written notice of such Optional Redemption prepared by the Issuer (a “Redemption Notice”) (in all cases, the text of such Redemption Notice shall be prepared by the Issuer) not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Notes so to be redeemed in whole or in part; provided that, if the Issuer shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Conversion Agent and the Paying Agent. A Redemption Notice shall be irrevocable.

(b) The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date (which must be a Business Day);

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price, including any accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders may surrender their Notes for conversion at any time prior to the close of business on the second Trading Day immediately preceding the Redemption Date, the procedures a converting Holder must follow to convert its Notes and the forms and amounts of consideration payable by the Issuer upon conversion, and the applicable Conversion Rate;

(vi) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(vii) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(d) If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depositary in accordance with the applicable rules and procedures of the Depositary. If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are not Global Notes, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption, subject, in the case of Notes represented by a Global Note, to the Depositary’s applicable procedures. If fewer than all of the outstanding Notes are to be redeemed and the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, before the close of business on the 45th Trading Day immediately before the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Trading Day prior to such Redemption Date, unless the Issuer defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for, and each such conversion will be deemed to be of a Note called for redemption. The Trustee shall not be obligated to make any determination in connection with the foregoing.

Section 15.03. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 15.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Issuer at the applicable Redemption Price.

(b) Prior to 11:00 a.m. New York City time on the Business Day prior to the Redemption Date, the Issuer shall deposit with the Paying Agent or, if the Issuer or a Subsidiary of the Issuer is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Redemption Price.

Section 15.04. Restrictions on Redemption. No Notes may be redeemed on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Redemption Price with respect to such Notes).

Article 16
Guarantee

Section 16.01. Guarantee.

Subject to this Article 16, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, premium (if any) and interest on the Notes will be promptly paid in full when due, whether at the Maturity Date, by acceleration, or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives, to the extent permitted by applicable Law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note hereunder, this Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 16.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy or Insolvency Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 16, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment for distribution under its Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

Section 16.03. Release of Guarantees.

Any Guarantee by a Subsidiary of the Notes shall provide by its terms that it (and all Liens securing such Guarantee) shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1) the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; or

(2) any sale, issuance or other disposition (by merger or otherwise) to any Person which is not a Subsidiary of the Issuer of (i) all or substantially all of the assets of such Subsidiary or (ii) Capital Stock of a Subsidiary such that such Subsidiary ceases to be a Subsidiary; provided that such sale or disposition of such Capital Stock is otherwise permitted by the terms of this Indenture.

Article 17

Miscellaneous Provisions

Section 17.01. Provisions Binding on Issuer’s Successors. All the covenants, stipulations, promises and agreements of the Issuer contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Issuer.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Issuer shall be deemed to have been sufficiently given or made, for all purposes if given or served by overnight courier or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Issuer with the Trustee) to Greenfire Resources Ltd., 1900 – 205 5th Avenue SW, Calgary, AB T2P 2V7, Canada, Attention: David Phung, Email: DPhung@greenfireres.com. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format, whether by mail or electronically, upon actual receipt by the Trustee.

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Fundamental Change Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s applicable procedures.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04. Governing Law; Jurisdiction; Agent for Service; Waiver of Immunity. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

By the execution and delivery of this Indenture, the Issuer acknowledges that it has irrevocably designated and appointed Corporation Service Company, 19 West 44th Street, Suite 200, New York, New York 10036, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, New York City, New York, and agrees that service of process upon Corporation Service Company and written notice of said service to the Issuer (mailed or delivered to the Issuer, at its principal office as specified in Section 17.03), shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Corporation Service Company in full force and effect so long as this Indenture shall be in full force and effect.

The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Issuer in this Indenture and delivered to the Trustees with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent to such action have been complied with; provided that no Opinion of Counsel shall be required to be delivered in connection with (1) the original issuance of Notes on the date hereof under this Indenture, (2) the mandatory exchange of the restricted CUSIP of the Restricted Securities to an unrestricted CUSIP pursuant to the applicable procedures of the Depositary upon the Notes becoming freely tradable by non-Affiliates of the Issuer under Rule 144 and the removal of the restrictive legends in connection therewith unless a new Note is to be authenticated, or (3) a request by the Issuer that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Issuer hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.06. Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Custodian, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 14.03, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 17.10, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Issuer and shall deliver notice of such appointment to all Holders.

The Issuer agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Issuer may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the other parties hereto shall be deemed to be their original signatures for all purposes.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder that is required to be signed must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the Issuer)), in English. The Issuer agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 17.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13. Waiver of Jury Trial. EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14. Force Majeure. In no event shall the Trustees be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustees shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15. Calculations.

(a) Except as otherwise provided herein, the Issuer shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Redemption Price, Last Reported Sale Prices of the Common Shares, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest or Default Interest payable on the Notes and the Conversion Rate of the Notes.

(b) Any conversion of Notes and any calculation or adjustment in connection with any conversion (including, for the avoidance of doubt, any Specified Dollar Amount) in excess of $1,000 will be calculated and converted on a proportional basis.

(c) All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a Common Share (with 5/100,000ths rounded upward).

(d) The Issuer shall make all calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of Notes.

(e) The Issuer shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Issuer shall forward its calculations to any Holder of Notes upon the written request of that Holder.

Section 17.16. Currency Indemnity.

(a) The Issuer, and each Guarantor, shall pay all sums payable under this Indenture, the Notes or such Guarantee, as applicable, solely in U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars by any payee, in respect of any sum expressed to be due to it from the Issuer or any Guarantor, shall only constitute a discharge to the Issuer or any such Guarantor to the extent of the U.S. dollar amount which a Person is able to purchase with the amount received or recovered in that other currency on the date of the receipt or recovery or, if it is not practicable to make the purchase on that date, on the first date on which such payee is able to do so. If the U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the Trustee under this Indenture or any Holder under this Indenture or any Note, the Issuer, and any Guarantor, shall indemnify such payee against any loss it sustains as a result. In any event, the Issuer and the Guarantors shall indemnify each payee, to the extent permitted under applicable Law, against the cost of making any purchase of U.S. dollars. For the purposes of this Section 17.16, it shall be sufficient for a payee to certify in a satisfactory manner that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount received in that other currency on the date of receipt or recovery or, if it was not practicable to make the purchase on that date, on the first date on which it was able to do so. In addition, payees shall also be required to certify in a satisfactory manner the need for a change of the purchase date.

(b) The indemnities described in Section 17.16(a):

(i) constitute a separate and independent obligation from the other obligations of the Issuer and the Guarantors;

(ii) shall give rise to a separate and independent cause of action;

(iii) shall apply irrespective of any indulgence granted by any Holder or the Trustee; and

(iv) shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Indenture, any Note or any Guarantee.

Section 17.17. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.18. OFAC.

(a) The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any part of the proceeds received in connection with this Indenture or any related transaction documents (i) to fund or facilitate any activities of or business with any Person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any Person.

Section 17.19. FATCA. In order to comply with FATCA, including regulations promulgated thereunder, or any intergovernmental agreement, including any related guidance or legislation, implementing FATCA (collectively, “Applicable FATCA Law”) that a foreign financial institution, issuer, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, (i) to the extent the Issuer has in its possession sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) relating to Applicable FATCA Law, the Issuer agrees to provide to the Trustee such information for the Trustee’s determination as to any tax-related obligations under Applicable FATCA Law, (ii) the Issuer agrees that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable FATCA Law for which the Trustee shall not have any liability, and (iii) the Issuer agrees to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable FATCA Law. The terms of this Section 17.19 shall survive the termination of this Indenture.

Section 17.20. Electronic Communications. The Trustees shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustees an incumbency certificate listing officers with the authority to provide such Instructions (each, an “Authorized Officer”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustees Instructions using Electronic Means and the Trustees in their discretion elect to act upon such Instructions, the Trustees understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustees cannot determine the identity of the actual sender of such Instructions and that the Trustees shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustees have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustees and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustees shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustees reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustees, including without limitation the risk of the Trustees acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustees and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustees immediately upon learning of any compromise or unauthorized use of the security procedures.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

Greenfire Resources Ltd., as Issuer

By:
Name:
Title:

Guarantors:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

The Bank of New York Mellon, as Trustee

By:
Name:
Title:

BNY Trust Company of Canada, as Canadian Co-Trustee

By:
Name:
Title:

Exhibit A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF GREENFIRE RESOURCES LTD. (THE “ISSUER”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE ISSUER OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)	TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE, THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE ISSUER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS

MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF [●] OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF [●] DURING THE PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (I) THE ISSUE DATE, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY CANADIAN PROVINCE OR TERRITORY.]3

[3]	The Restrictive Notes Legend and/or Canadian Restrictive Notes Legend shall be deemed removed from the face of this Note without further action by the Issuer, Trustee or the Holders of this Note at such time and in the manner provided under Section 2.05 of the Indenture.

Greenfire Resources Ltd.

9.00% Convertible Senior Notes due 2028

No. [_] [Initially]4 $[_]5

CUSIP No. [_]6

Greenfire Resources Ltd., a corporation formed under, and governed by, the laws of the Province of Alberta, Canada (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]7 [_]8, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]9 [of $[_]]10, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $50,000,000 in accordance with the rules and applicable procedures of the Depositary, on [●], 2028, and interest thereon as set forth below.

The Issuer shall pay interest on each Interest Payment Date at an interest rate of 9.00% per annum on the principal amount of this Note from [●], 2023 until maturity. Interest is payable quarterly in arrears on each [●], [●], [●] and [●], commencing on [●], 2023, to Holders of record at the close of business on the preceding [●], [●], [●] and [●] (whether or not such day is a Business Day), respectively.

Additional Interest shall be payable as set forth in Section 4.06(d) of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.06(d).

Any Defaulted Amounts shall accrue Default Interest, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid in cash by the Issuer, at its election, in accordance with Section 2.03(d) of the Indenture.

The Issuer shall pay the principal of, premium (if any) and any accrued and unpaid interest and Applicable Premium on each Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Issuer shall pay the principal of and premium (if any) on any Notes (other than Notes that are Global Notes) at the office or agency designated by the Issuer for that purpose. The Issuer has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the United States, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, Common Shares or a combination of cash and Common Shares, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

[4]	Include if a global note.

[5]	To be broken into multiple global notes.

[6]	This Note will be deemed to be identified by CUSIP No. [_] from and after such time when (i) the Issuer delivers, pursuant to Section 2.05(c) of the within-mentioned Indenture, written notice to the Trustee of the occurrence of the Resale Restriction Termination Date and the removal of the restrictive legend affixed to this Note and (ii) this Note is identified by such CUSIP number in accordance with the applicable procedures of the Depositary.

[7]	Include if a global note.

[8]	Include if a physical note.

[9]	Include if a global note.

[10]	Include if a physical note.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Greenfire Resources Ltd.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

The Bank of New York Mellon
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Greenfire Resources Ltd.
9.00% Convertible Senior Notes due 2028

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 9.00% Convertible Senior Notes due 2028 (the “Notes”), limited to the aggregate principal amount of $50,000,000, all issued under and pursuant to an Indenture, dated as of [●], 2023 (the “Indenture”), by and among the Issuer, the Guarantors from time to time party thereto, The Bank of New York Mellon, as trustee (the “Trustee”), and BNY Trust Company of Canada, as Canadian co-trustee (the “Canadian Co-Trustee”), to which Indenture and all supplemental indentures thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Canadian Co-Trustee, the Issuer and the Holders of the Notes. Additional Notes may be issued subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Required Holders, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Required Holders may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery as described in the Indenture.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Issuer’s option in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

The Issuer is, subject to certain conditions and exceptions, obligated to make an Asset Sale Offer to all Holders to purchase that amount of Notes equal to Excess Proceeds at a price equal to 100% of their principal amount, plus accrued and unpaid interest thereon, if any, to but not including the date of purchase, with Excess Proceeds, in each case, of certain sales or other dispositions of assets in accordance with the Indenture.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, Common Shares or a combination of cash and Common Shares, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A 11

SCHEDULE OF EXCHANGES OF NOTES

Greenfire Resources Ltd.
9.00% Convertible Senior Notes due 2028

The initial principal amount of this Global Note is DOLLARS ($[__]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[11]	Include if a global note.

Attachment 1

[FORM OF NOTICE OF CONVERSION]

To:	The Bank of New York Mellon, as Trustee

240 Greenwich Street, Floor 7E

New York, NY 10286

Attention: Corporate Trust Administration

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, Common Shares or a combination of cash and Common Shares, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Common Shares issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Common Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 13.02(f) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: _____________ _________________________________

_________________________________

Signature(s)

___________________

Signature Guarantee

Signature(s) must be guaranteed by an
eligible guarantor institution (banks,
stockbrokers, savings and loan associations
and credit unions) with membership in an
approved signature guarantee medallion
program pursuant to Securities and
Exchange Commission Rule 17Ad-15
if Common Shares are to be
issued, or Notes are to be delivered,
other than to and in the name of the registered holder.

Fill in for registration of shares if to be
issued, and Notes if to be delivered,
other than to and in the name of the
registered holder:

___________________

(Name)

___________________

(Street Address)

_____________________

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

Attachment 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	The Bank of New York Mellon, as Trustee

240 Greenwich Street, Floor 7E

New York, NY 10286

Attention: Corporate Trust Administration

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Greenfire Resources Ltd. (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with Section 14.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: __________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Greenfire Resources Ltd. or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

In connection with any transfer of the within Note occurring prior to the Canadian Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that (i) such Note is not being transferred to a transferee who is resident of, or otherwise subject to Canadian Securities Legislation, of any jurisdiction of Canada, or (ii) the transferee and transferor as applicable have delivered to the Issuer and the Trustee such legal opinions, certifications or other evidence as may reasonably be required by the Issuer and/or the Trustee in order to determine that any proposed transfer of any Note is being made in compliance with the Canadian Securities Legislation.

Dated: ____________________

__________________________

________________________

Signature(s)

__________________________

Signature Guarantee

Signature(s) must be guaranteed
by an eligible guarantor institution
(banks, stockbrokers, savings and loan
associations and credit unions) with
membership in an approved signature
guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered,
other than to and in the name of the
registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.